UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ACE Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

INVITATION AND PROXY STATEMENT

FOR THE 2009 ANNUAL GENERAL MEETING OF SHAREHOLDERS

April [    ], 2009

Zurich, Switzerland

TO THE SHAREHOLDERS OF ACE LIMITED:

The Annual General Meeting of ACE Limited will be held at 2:00 p.m. Central European time (doors open at 1:00 p.m. Central European time) on Wednesday, May 20, 2009, at the offices of ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland, with the following agenda:

1.	Election of Directors

1.1	Election of Michael G. Atieh
1.2	Election of Mary A. Cirillo
1.3	Election of Bruce L. Crockett
1.4	Election of Thomas J. Neff

2.	Approval of the annual report and financial statements for the year ended December 31, 2008

2.1	Approval of the annual report
2.2	Approval of the statutory financial statements of ACE Limited
2.3	Approval of the consolidated financial statements

3.	Allocation of disposable profit

4.	Discharge of the Board of Directors

5.	Amendment of Articles of Association relating to special auditor

6.	Election of Auditors

6.1	Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting
6.2	Ratification of appointment of independent registered public accounting firm PricewaterhouseCoopers LLP (United States) for purposes of United States securities law reporting for the year ending December 31, 2009
6.3	Election of BDO Visura (Zurich) as special auditing firm until our next annual ordinary general meeting

7.	Approval of the payment of a distribution to shareholders through a reduction of the par value of our shares, such payment to be made in four quarterly installments at such times during the period through our next annual general meeting as shall be determined by the Board of Directors

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE AGENDA ITEMS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

By Order of the Board of Directors,

Evan G. Greenberg

Chairman and Chief Executive Officer

Page
INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING	1

AGENDA ITEM NO. 1: ELECTION OF DIRECTORS	9
1.1 Election of Michael G. Atieh	9
1.2 Election of Mary A. Cirillo	9
1.3 Election of Bruce L. Crockett	10
1.4 Election of Thomas J. Neff	10

AGENDA ITEM NO. 2: APPROVAL OF THE ANNUAL REPORT AND FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2008	13
2.1 Approval of the annual report	13
2.2 Approval of the statutory financial statements of ACE Limited	13
2.3 Approval of the consolidated financial statements of ACE Limited	14

AGENDA ITEM NO. 3: ALLOCATION OF DISPOSABLE PROFIT	15

AGENDA ITEM NO. 4: DISCHARGE OF THE BOARD OF DIRECTORS	16

AGENDA ITEM NO. 5: AMENDMENT OF ARTICLES OF ASSOCIATION RELATING TO SPECIAL AUDITOR	17

AGENDA ITEM NO. 6: ELECTION OF AUDITORS	18
6.1 Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting	18
6.2 Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2009	18
6.3 Election of BDO Visura (Zurich) as special auditing firm until our next annual ordinary general meeting	20

AGENDA ITEM NO. 7: APPROVAL OF DISTRIBUTION TO SHAREHOLDERS IN THE FORM OF A PAR VALUE REDUCTION	22

CORPORATE GOVERNANCE	28
Overview	28
The Board of Directors	30
Director Independence and Other Information	30
The Committees of the Board	30
How Are Directors Nominated?	32
What Is Our Related Party Transactions Approval Policy and What Procedures Do We Use to Implement It?	33
What Related Person Transactions Do We Have?	34
Did Our Officers and Directors Comply with Section 16(a) Beneficial Ownership Reporting in 2008?	36

INFORMATION ABOUT OUR SHARE OWNERSHIP	37
How Many Shares Are Owned by Directors and Executive Officers?	37
Which Shareholders Own More than 5 Percent of Our Shares?	38

EXECUTIVE COMPENSATION	39
Compensation Discussion and Analysis	39
Compensation Committee Report	52
Summary Compensation Table	52
Employment Arrangements	54

i

ii

ACE LIMITED

Bärengasse 32

CH-8001 Zurich, Switzerland

April [    ], 2009

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING

References in this proxy statement to “$” and “USD” are to United States dollars and references to “CHF” are to Swiss francs.

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of ACE Limited (which we refer to as we, us, our, ACE, or the Company) is soliciting your proxy to vote at the 2009 Annual General Meeting, which will be held at 2:00 p.m. Central European time on Wednesday, May 20, 2009, at the offices of ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2008 accompanies this proxy statement. Our 2008 Annual Report to Shareholders includes the statutory financial statements of ACE Limited and our consolidated financial statements for the year ended December 31, 2008. We will begin mailing this proxy statement on or about April [    ], 2009 to all shareholders entitled to vote.

This proxy statement summarizes the information you need to vote at the Annual General Meeting. You do not need to attend the Annual General Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card if you are a registered holder of shares or the enclosed voting instruction card if you are a beneficial holder of shares held in street name, as described below.

What Agenda Items Will Be Voted on at the Annual General Meeting?

The following agenda items are scheduled to be voted on at the Annual General Meeting:

1.	Election of Directors

1.1	Election of Michael G. Atieh
1.2	Election of Mary A. Cirillo
1.3	Election of Bruce L. Crockett
1.4	Election of Thomas J. Neff

2.	Approval of the annual report and financial statements for the year ended December 31, 2008

2.1	Approval of the annual report
2.2	Approval of the statutory financial statements of ACE Limited
2.3	Approval of the consolidated financial statements

3.	Allocation of disposable profit

4.	Discharge of the Board of Directors

5.	Amendment of Articles of Association relating to special auditor

6.	Election of Auditors

6.1	Election of auditor PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting
6.2	Ratification of appointment of independent registered public accounting firm PricewaterhouseCoopers LLP (United States) for purposes of United States securities law reporting for the year ending December 31, 2009
6.3	Election of BDO Visura (Zurich) as special auditing firm until our next annual ordinary general meeting

7.	Approval of the payment of a dividend (the “Dividend”) in the form of a distribution through a reduction of the par value of our shares, as further described herein, such payment to be made in four quarterly installments at such times during the period through our next annual general meeting as shall be determined by the Board of Directors

Our Board recommends that you vote your shares “FOR” each of the agenda items listed above.

Are proxy materials available on the Internet?

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Wednesday, May 20, 2009

Our proxy statement for the 2009 Annual General Meeting, form of proxy card and 2008 annual report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=100907&p=proxy.

Directions to attend the 2009 Annual General Meeting can be obtained by contacting Investor Relations at (441) 299-9283.

Who Is Entitled to Vote?

March 31, 2009 is the record date for the Annual General Meeting. On that date, we had [        ] Common Shares outstanding. Our Common Shares are registered shares with a current par value of CHF [33.14] and are our only class of voting stock.

Beneficial owners of shares and shareholders registered in our share register with voting rights at the close of business on March 31, 2009, are entitled to vote at the Annual General Meeting, except as provided below. If you purchase our Common Shares, ask to be registered as a shareholder with respect to such shares in our share register and become a shareholder of record for those shares (as opposed to a beneficial holder of shares held in “street name”) after March 31, 2009, but on or before May 4, 2009, and want to vote those shares at the Annual General Meeting, you will need for identification purposes to obtain a proxy from the registered voting rights record holder of those shares as of the record date of the Annual General Meeting to vote your shares in person at the Annual General Meeting. Alternatively, you may also obtain the proxy materials by contacting Investor Relations by telephone at (441) 299-9283 or via e-mail at investorrelations@acegroup.com. If you are a record holder of our Common Shares (as opposed to a beneficial holder of shares held in “street name”) on the record date of the Annual General Meeting but sell your Common Shares prior to May 4, 2009 you will not be entitled to vote those shares at the Annual General Meeting.

In July 2008, ACE redomesticated from the Cayman Islands to Zurich, Switzerland. As described in our May 30, 2008 proxy statement/prospectus, you must exchange your certificates representing our Ordinary Shares that were issued while we were a Cayman Islands-domesticated company for certificates representing our Common Shares as a Zurich, Switzerland-domesticated company and be enrolled in our share register as a shareholder with voting rights. While you will continue to be entitled to dividends, preemptive rights and liquidation proceeds even if you do not exchange your certificates, you will not be able to exercise any voting rights, prove your ownership interest in the Company, transfer your shares or exercise other shareholder rights until you exchange your certificates and are registered as a shareholder entitled to voting rights. Beneficial holders of shares held in “street name” are not required to take any action in this regard.

How Many Votes Do I Have?

You have one vote for each of our Common Shares that you own, unless you own Controlled Shares that constituted 10 percent or more of the issued Common Shares, in which case your voting rights with respect to those Controlled Shares will be limited, in the aggregate, to a voting power of approximately 10 percent pursuant to a formula specified in Article 14 of our Articles of Association. Our Articles of Association define Controlled Shares generally to include all shares of the Company directly, indirectly or constructively owned or beneficially owned by any person or group of persons.

What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name, as registered shares entitled to voting rights, in our share register operated by our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the Company officers named in the proxy card or to the independent proxy (see “How Do I Appoint an Independent Proxy?” below) mentioned in the corresponding proxy card, or to grant a written proxy to any person, who does not need to be a shareholder or to vote in person at the Annual General Meeting. We have enclosed a proxy card to the Company officers for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading “How Do I Vote in Person at the Annual General Meeting.” Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee as to how to vote your shares, which may contain instructions for voting by telephone or electronically.

How Do I Vote by Proxy Given to a Company Officer?

If you properly fill in your proxy card appointing an officer of the Company as your proxy and send it to us in time to vote, your proxy, meaning one of the individuals named on your proxy card, will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board “FOR” each of the agenda items listed above. Alternatively, you can grant a proxy to the independent proxy as described below.

If a new agenda item or a new motion or proposal for an existing agenda item is presented to the Annual General Meeting, the Company officer acting as your proxy will vote in accordance with the recommendation of our Board of Directors. At the time we began printing this proxy statement, we knew of no matters that needed to be acted on at the Annual General Meeting other than those discussed in this proxy statement.

Whether or not you plan to attend the Annual General Meeting, we urge you to submit your proxy. Returning the proxy card will not affect your right to attend the Annual General Meeting.

In order to assure that your votes are tabulated in time to be voted at the Annual General Meeting, you must submit your proxy card so that it is received by 6:00 p.m. Central European time on May 19, 2009.

How Do I Appoint and Vote via an Independent Proxy?

If you are a shareholder of record as of the record date, you may authorize the independent proxy, Mr. Claude Lambert, Homburger AG, Weinbergstrasse 56/58, PO Box 194, CH-8042 Zurich, Switzerland, with full rights of substitution, to vote your Common Shares on your behalf instead of using the enclosed proxy card. If you authorize the independent proxy to vote your shares without giving instructions, your shares will be voted in accordance with the recommendations of the Board of Directors with regard to the items listed in the notice of meeting. If new agenda items (other than those in the notice of meeting) or new proposals or motions with respect to those agenda items set forth in the notice of meeting are being put forth before the Annual General Meeting, the independent proxy will, in the absence of other specific instructions, vote in accordance with the recommendations of the Board of Directors. An optional form of proxy card that may be used to appoint the independent proxy is attached to this proxy statement as Exhibit B. Proxy forms authorizing the independent proxy to vote Common Shares on your behalf must be sent directly to the independent proxy, arriving no later than 12:00 noon Central European time, May 14, 2009.

May I Revoke or Change My Proxy?

Yes. If you change your mind after you submit your proxy, you may revoke or change your proxy granted to a designated officer of the Company by following any of the procedures described below. To revoke or change your proxy:

•	Send in another signed proxy with a later date,

•	Send a letter revoking your proxy to our Corporate Secretary at ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland, or

•	Attend the Annual General Meeting and vote in person.

If you have granted your proxy to the independent proxy and you wish to revoke or change the proxy, you should send a revocation letter, and new proxy, if applicable, directly to the independent proxy, Mr. Claude Lambert, Homburger AG, Weinbergstrasse 56/58, PO Box 194, CH-8042 Zurich, Switzerland.

If you wish to revoke or change your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Revocation of, or changes to, proxies issued to the independent proxy must be received by the independent proxy by May 14, 2009, 12:00 noon Central European time.

How Do I Vote in Person at the Annual General Meeting?

You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance by submitting your proxy as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting.

Shares beneficially owned and held in street name may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show you to be beneficial owner of the shares.

What Votes Need to Be Present to Hold the Annual General Meeting?

There is no quorum requirement under Swiss law.

What Vote Is Required to Approve Each Agenda Item?

Election of Directors (Agenda Item No. 1)

The election of each director nominee requires the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Approval of the annual report and financial statements for the year ended December 31, 2008 (Agenda Item No. 2)

The approval of each of the annual report, statutory financial statements of ACE Limited and consolidated financial statements for the year ended December 31, 2008 requires the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Allocation of disposable profit (Agenda Item No. 3)

The allocation of disposable profit requires the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Discharge of the Board of Directors (Agenda Item No. 4)

The discharge of the Board of Directors requires the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting, not counting the votes of any member of the Company’s Board of Directors or any executive officer of the Company or any votes represented by the Company.

Amendment of Articles of Association relating to special auditor (Agenda Item No. 5)

The amendment of the Articles of Association requires the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Election of Auditors (Agenda Item No. 6)

Each of the election of PricewaterhouseCoopers AG as our statutory auditor, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for purposes of United States securities law reporting, and the election of BDO Visura as our special auditing firm requires the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Approval of the Dividend (Agenda Item No. 7)

The approval of a par value reduction to effectuate the Dividend requires the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

How Are Votes Counted?

For the election of each of our director nominees, your vote may be cast separately “FOR” or “AGAINST” each nominee or you may “ABSTAIN” from voting with respect to any nominee. For each of the other agenda items, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. We will appoint one or more inspectors of election to count votes cast by shareholders present (in person or by proxy). If a new agenda item or a new motion or proposal for an existing agenda item is being put forth before the meeting, the Company officer acting as proxy will vote in accordance with the position of the Board of Directors, as will the independent proxy in the absence of other specific instructions.

How Will the Directors and Executive Officers of the Company Vote?

At the close of business on March 31, 2008, our directors and executive officers owned and were entitled to vote an aggregate of [            ] Common Shares, which represented approximately [            ] percent of our outstanding Common Shares. Each of our directors and executive officers have indicated their present intention to vote, or cause to be voted, their shares in favor of all of the agenda items at the Annual General Meeting apart from Agenda Item No. 4 (Discharge of the Board of Directors) where they are by law precluded to vote their shares.

What Is the Effect of Broker Non-Votes and Abstentions?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Common Shares owned by shareholders electing to abstain from voting with respect to any agenda item and broker non-votes will be regarded as present at the meeting and counted towards the determination of the majority required to approve the agenda items submitted to the Annual General Meeting. Therefore, abstentions and broker non-votes will have the effect of an “AGAINST” vote on such agenda items.

What Are the Costs of Soliciting These Proxies and Who Will Pay Them?

The Company will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse brokers, banks and nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. The Altman Group is assisting us with the solicitation of proxies for a fee of $12,500 plus out-of-pocket expenses and fees for telephone solicitation, if used.

Where Can I Find the Voting Results?

We intend to publicly disclose the voting results on our website within 14 days following the completion of our Annual General Meeting. We will publish the voting results in our Form 10-Q for the second quarter of 2008, which we will file with the United States Securities and Exchange Commission, which we refer to as the SEC, in August 2008. You can find the voting results and the Form 10-Q on our website at www.acelimited.com.

Do Directors Attend the Annual General Meeting?

While we do not have a formal policy regarding Board member attendance at annual ordinary general meetings of shareholders, we encourage each member of the Board of Directors to attend each annual ordinary general meeting of shareholders. All of our directors then in office attended our 2008 annual general meeting in person or by telephone.

Can a Shareholder Communicate Directly with Our Board? If so, how?

Our Board provides a process for shareholders, employees and other interested parties to send communications to the Board. Shareholders, employees and other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at Chmnaudit@acegroup.com. Shareholders, employees and other interested parties wanting to contact:

•	the Board,

•	the non-management directors,

•	the independent directors,

•	the Chairman of the Board,

•	the Lead Director,

•	the chairman of any Board committee, or

•	any other director,

as to other matters, may send an e-mail to LeadDirector@acegroup.com. The Corporate Secretary also has access to these e-mail addresses. Alternatively, shareholders, employees and other interested parties may send written communications to the Board c/o Corporate Secretary, ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland, although mail to Switzerland is not as prompt as e-mail. Communication with the Board may be anonymous. The Corporate Secretary will forward to the Lead Director all communications to the Board so received.

Organizational Matters Required by Swiss Law

Admission to the Annual General Meeting

Shareholders who are registered in the share register on March 31, 2009, will receive the proxy statement and proxy cards from our share registrar. Beneficial owners of shares will receive an instruction form from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the shareholders’ meeting are requested to obtain a power of attorney from their broker, bank, nominee or other custodian that authorizes you to vote the shares held by them on your behalf. In addition, you must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares. Shareholders of record registered in the share register are entitled to vote and may participate in the Annual General Meeting. Each share carries one vote. The exercise of the voting right is subject to the voting restrictions set out in our Articles of Association a summary of which is contained in “How Many Votes Do I Have?” For further information, refer to “Who is Entitled to Vote?”, “What is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?”, “How Do I Vote by Proxy?” and “How Do I Vote in Person at the Annual General Meeting?”

Shareholders who purchase our shares and upon application become registered as shareholders with respect to such shares in our share register after March 31, 2009, but on or before May 4, 2009, and wish to vote those shares at the Annual General Meeting, will need to obtain a proxy for identification purposes from the registered voting rights record holder of those shares as of the record date of the Annual General Meeting to vote their shares in person at the Annual General Meeting. Alternatively they may also obtain the proxy materials by contacting Investor Relations by telephone at (441) 299-9283 or via e-mail at investorrelations@acegroup.com. Shareholders registered in our share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to May 4, 2009 are not entitled to vote those shares.

Granting of Proxy

If you are a shareholder of record and do not wish to attend the Annual General Meeting, you have the right to grant your voting proxy directly to the Company officers named in the proxy card. For further information we refer to the information we refer to pages 4 to 6 of this proxy statement. In addition, you can appoint Mr. Claude Lambert, Homburger AG, Weinbergstrasse 56/58, PO Box 194, CH-8042 Zurich, Switzerland, as independent proxy, in the sense of article 689c of the Swiss Code of Obligations with full rights of substitution (see “How Do I Appoint an Independent Proxy?”) with the corresponding proxy card or grant a written proxy to any person, who does not need to be a shareholder For further information, refer to “How Do I Appoint an Independent Proxy?”

The proxies granted to the independent proxy must be received by the independent proxy no later than Wednesday, May 14, 2009, 12:00 noon Central European time.

Registered shareholders who have appointed a Company officer or the independent proxy as a proxy may not vote in person at the meeting or send a proxy of their choice to the meeting, unless they revoke or change their proxies. Revocations must be received by the independent proxy no later than Wednesday, May 14, 2009, 12:00 noon Central European time.

With regard to the items listed on the agenda and without any explicit instructions to the contrary, the Company officer acting as proxy and the independent proxy will vote according to the proposals of the Board of Directors. If new agenda items (other than those on the agenda) or new proposals or motions regarding agenda items set out in the invitation to the Annual General Meeting are being put forth before the meeting, the Company officer acting as proxy will vote in accordance with the position of the Board of Directors, as will the independent proxy in the absence of other specific instructions.

Beneficial owners who have not obtained a power of attorney from their broker or custodian are not entitled to vote in person at, or participate, in the Annual General Meeting.

For further information, refer to “What is the Difference Between Holding Shares as a Shareholder of Record and a Beneficial Owner?”

Proxy holders of deposited shares

Proxy holders of deposited shares in accordance with article 689d of the Swiss Code of Obligations are kindly asked to inform the Company of the number of the shares they represent as soon as possible, but no later than May 20, 2009, 1:00 p.m. Central European time at the admission office.

Admission office

The admission office opens on the day of the Annual General Meeting at 1:00 p.m. Central European time. Shareholders of record attending the meeting are kindly asked to present their proxy card as proof of admission at the entrance.

Annual Report of ACE Limited

The ACE Limited 2008 Annual Report containing the Company’s audited consolidated financial statements with accompanying notes and its audited Swiss statutory financial statements prepared in accordance with Swiss law as well as additionally required Swiss disclosures is available on the Company’s web site at http://phx.corporate-ir.net/phoenix.zhtml?c=100907&p=proxy. Copies of this document may be obtained without charge by contacting ACE Limited Investor Relations either by phone ((441) 299-9283) or in writing at the address set forth below. Copies are also available for physical inspection at the offices of ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland.

AGENDA ITEM NO. 1: ELECTION OF DIRECTORS

General

Our Articles of Association provide that the Board of Directors shall consist of three to 20 members, the exact number to be determined by the general meeting of shareholders. The Articles of Association provide for a term of office of a maximum of three years or a shorter period if so provided by law. Each year the Board of Directors shall be renewed by rotation, to the extent possible in equal numbers and in such manner that, at latest after a period of three years, all members will be subject to re-election.

There are currently 13 members of the Board of Directors. Our director Gary M. Stuart has determined to retire from the Board of Directors when his term expires at the Annual General Meeting and not stand for re-election. Assuming election of the nominees listed in Agenda Items Nos. 1.1 through 1.4 below, there will be 12 members of the Board of Directors following this Annual General Meeting.

Upon the recommendation from our Nominating and Governance Committee, our Board of Directors has nominated Michael G. Atieh, Mary A. Cirillo, Bruce L. Crockett and Thomas J. Neff to serve three-year terms to expire at our annual general meeting in 2012 and until their respective successors shall have been elected and shall have qualified. Each of these individuals is currently serving as a director of the Company. There will be a separate vote on each nominee.

It is the intention of the Company officers named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. If any one or more of the nominees is unable or unwilling to serve, the proxies will, subject to any direction to the contrary, be voted for such other person or persons as the Board of Directors may recommend.

Information with respect to the nominees for election as directors for terms expiring in 2012 by the Company and the other directors whose terms of office as directors will continue after the Annual General Meeting is set forth below.

1.1 Election of Michael G. Atieh

Agenda Item: Our Board of Directors proposes that Michael G. Atieh be elected to the Board of Directors for a three-year term expiring at the 2012 annual general meeting.

Background:

Michael G. Atieh, age 55, has served as one of our directors since September 1991. Mr. Atieh is currently Executive Chairman of Eyetech Inc., a private specialty pharmaceutical company. He served as Executive Vice President and Chief Financial Officer of OSI Pharmaceuticals from June 2005 until December 2008. He also served as a member of the Board of Directors and Chairman of the Audit Committee for OSI Pharmaceuticals from June 2003 to May 2005. Previously, Mr. Atieh served as Group President of Dendrite International, Inc. (technology and services) from January 2002 to February 2004, Senior Vice President and Chief Financial Officer of Dendrite International, Inc. from October 2000 to December 2001, as Vice President, U.S. Human Health, a division of Merck & Co., Inc. (pharmaceuticals) from January 1999 to September 2000, as Senior Vice President—Merck-Medco Managed Care, L.L.C. (managed health care), an indirect wholly-owned subsidiary of Merck from April 1994 to December 1998, as Vice President—Public Affairs of Merck from January 1994 to April 1994 and as Treasurer of Merck from April 1990 to December 1993.

1.2 Election of Mary A. Cirillo

Agenda Item: Our Board of Directors proposes that Mary A. Cirillo be elected to the Board of Directors for a three-year term expiring at the 2012 annual general meeting.

Background:

Mary A. Cirillo, age 61, has served as one of our directors since May 2006. Ms. Cirillo has served as advisor to Hudson Venture Partners L.P. (venture capital) since 2003. She served as Chairman of OPCENTER, LLC (help desk and network operations services) from 2000 to 2004. She was Chief Executive Officer of Global Institutional Services of Deutsche Bank from July 1999 until February 2000. Previously, she served as Executive Vice President and Managing Director of Bankers Trust Company (which was acquired by Deutsche Bank), which she joined in 1997. From 1977 to 1997, she was with Citibank, N.A., most recently serving as Senior Vice President. Ms. Cirillo currently serves a director of DealerTrack Holdings and Thomson Reuters Corporation.

1.3 Election of Bruce L. Crockett

Agenda Item: Our Board of Directors proposes that Bruce L. Crockett be elected to the Board of Directors for a three-year term expiring at the 2012 annual general meeting.

Background:

Bruce L. Crockett, age 65, has served as one of our directors since May 1995. Mr. Crockett is the chairman of Crockett Technologies Associates (consulting) and a private investor. Mr. Crockett served as President and Chief Executive Officer of COMSAT Corporation (information services) from February 1992 until July 1996 and as President and Chief Operating Officer of COMSAT from April 1991 to February 1992. As an employee of COMSAT since 1980, Mr. Crockett held various other operational and financial positions including Vice President and Chief Financial Officer. Mr. Crockett is Chairman of the AIM Family of Mutual Funds and a board member of the Investment Company Institute (ICI). Mr. Crockett is also a life trustee of the University of Rochester and a member of the Board of Visitors of the Vanderbilt Graduate Business School.

1.4 Election of Thomas J. Neff

Agenda Item: Our Board of Directors proposes that Thomas J. Neff be elected to the Board of Directors for a three-year term expiring at the 2012 annual general meeting.

Background:

Thomas J. Neff, age 71, has served as one of our directors since May 1997. Mr. Neff has worked for Spencer Stuart & Associates, N.A. (executive search consulting) since 1976, serving as President of the worldwide firm from 1979 to 1996. Since 1996, Mr. Neff has served as Chairman of Spencer Stuart, U.S. Mr. Neff is a director of Hewitt Associates, Inc. where he serves on the Compensation and Leadership Committee and the Governance Committee. Before joining Spencer Stuart, he was a principal with Booz, Allen & Hamilton, Inc. from 1974 to 1976, served as President of Hospital Data Sciences, Inc. from 1969 to 1974, and held a senior marketing position with TWA from 1966 to 1969. Earlier he was a management consultant with McKinsey & Company in New York and Australia. He is a director of various mutual funds managed by Lord, Abbett & Co. Mr. Neff is a member of the Board of Trustees of Lafayette College.

Voting Requirement to Approve Agenda Items

The affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Recommendation

The Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the above nominees.

Directors Whose Terms of Office Will Continue After This Meeting

Directors Whose Terms Expire in 2010

Robert M. Hernandez, age 64, has served as one of our directors since September 1985 and is currently our Lead Director. Mr. Hernandez is Chairman of the Board of RTI International Metals, Inc. (metals) and has served on the Board of Directors of that company since 1990. Mr. Hernandez served as Vice Chairman, Director and Chief Financial Officer of USX Corporation (energy and steel) from December 1994 to December 2001, as Executive Vice President—Accounting & Finance and Chief Financial Officer of USX from November 1991 until November 1994 and as Senior Vice President—Finance & Treasurer from October 1990 to October 1991. Mr. Hernandez was President and Chief Operating Officer of the US Diversified Group of USX from May 1989 until October 1990. Mr. Hernandez is Chairman, Board of Trustees of the BlackRock Open-End Equity and Long Term Bond Funds and director of Eastman Chemical Company and Tyco Electronics Ltd.

Peter Menikoff, age 68, has served as one of our directors since January 1986. Mr. Menikoff is currently a private investor and most recently he was the Interim Chief Financial Officer of Vlasic Foods International Inc. (foods) from February 2000 to May 2001. Mr. Menikoff served as President and Chief Executive Officer of CONEMSCO, Inc. (oil and gas drilling/production supplies, services and equipment) from April 1997 until June 1998. Mr. Menikoff served as Executive Vice President and Chief Administrative Officer of Tenneco Energy Corporation (energy) from June 1995 to April 1997. Mr. Menikoff served as a Senior Vice President of Tenneco, Inc. (diversified industrial) from June 1994 until April 1997. Mr. Menikoff served as Executive Vice President of Case Corporation (agricultural and construction equipment), a subsidiary of Tenneco, Inc., from November 1991 to June 1994. Mr. Menikoff served as Treasurer of Tenneco, Inc. from May 1989 to November 1991. Mr. Menikoff is a director of American Electric Technologies, Inc.

Robert Ripp, age 67, has served as one of our directors since December 1991. Mr. Ripp is Chairman of the Board and a director of Lightpath Technologies Inc. (fiber optics components manufacturing), a NASDAQ listed company. Mr. Ripp also serves as a director of PPG Industries, Inc. (glass and coating manufacturer), a NYSE listed company. Mr. Ripp served as Director, Chairman and Chief Executive Officer of AMP Incorporated (electrical connectors) from August 1998 through May 1999. Mr. Ripp served as Executive Vice President of Global Sales and Marketing of AMP Incorporated from August 1997 to July 1998, as Vice President and Chief Financial Officer of AMP Incorporated from August 1994 through July 1997, and as Vice President and Treasurer of International Business Machines Corporation (electronic computer equipment) from July 1989 through September 1993.

Dermot F. Smurfit, age 64, has served as one of our directors since August 1997. Mr. Smurfit recently retired as Chairman of Smurfit Europe (paper, paperboard and packaging). Mr. Smurfit served as Chairman of Anker PLC (computer hardware and software), for a portion of 2005. Mr. Smurfit also was Chairman of Peach Holdings PLC (financial services) for part of 2006. He was Joint Deputy Chairman of Jefferson Smurfit Group plc, which we refer to as Jefferson Smurfit, from January 1984 until January 2003, Chairman and Chief Executive of Jefferson Smurfit’s continental European operations from 1994 to 1997, Director of Sales and Marketing since 1997, and has held a number of other senior positions with Jefferson Smurfit. Mr. Smurfit is Chairman of the World Containerboard Organisation, Chairman of Eurolink Motorway Operations Ltd. (toll road operator), Chairman of Powerflute OYJ (paper manufacturing), Chairman of Timber Capital Ltd., Deputy Chairman of The Forest Company Limited, Chairman of Sellu Trading Oy, and Chairman of Pankaboard Oy, a privately owned paper mill in Finland. He is also a member of the Foundation Board of Limerick University.

Directors Whose Terms Expire in 2011

Evan G. Greenberg, age 54, has served as one of our directors since August 2002. Mr. Greenberg was elected as our Chairman of the Board in May 2007. We appointed Mr. Greenberg as our President and Chief Executive Officer in May 2004 and as our President and Chief Operating Officer in June 2003. In April 2002, Mr. Greenberg was appointed to the position of Chief Executive Officer of ACE Overseas General.

Mr. Greenberg joined the Company as Vice Chairman, ACE Limited and Chief Executive Officer of ACE Tempest Re, in November 2001. Prior to joining the Company, Mr. Greenberg was most recently President and Chief Operating Officer of AIG, from 1997 until 2000. From 1975 until 1997, Mr. Greenberg held a variety of senior management positions at AIG, including Chief Operating Officer of AIU, AIG’s foreign general insurance organization, and President and Chief Executive Officer of AIU.

John A. Krol, age 72, has served as one of our directors since August 2001. Mr. Krol retired as Chairman and Chief Executive Officer of E.I. du Pont de Nemours and Company (chemicals, fibers, petroleum, life sciences and diversified business) in 1998. Mr. Krol is a member of the board of directors of Pacolet Milliken Enterprises, Inc., Norvax, Inc. and Tyco International Ltd. and the advisory board of the Bechtel Corporation.

Leo F. Mullin, age 66, has served as one of our directors since August 2007. He served as Chief Executive Officer of Delta Air Lines, Inc. from 1997 to 2003 and as Chairman of Delta from 1999 to 2004. Mr. Mullin currently serves as a Senior Advisor, on a part-time basis, to Goldman Sachs Capital Partners, a private equity fund group. Mr. Mullin is also a director of Johnson & Johnson. Mr. Mullin was Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company from 1995 to 1997. He was an executive of First Chicago Corporation from 1981 to 1995, serving as that company’s President and Chief Executive Officer from 1993 to 1995.

Olivier Steimer, age 53, has served as one of our directors since July 2008. He has been Chairman of the Board of Banque Cantonale Vaudoise since 2002. Previously, he worked for the Credit Suisse Group from 1983 to 2002, with his most recent position at that organization being Chief Executive Officer, Private Banking International. Mr. Steimer is chairman of the foundation board of the Swiss Finance Institute and a member of the Board of Directors of SBB CFF FFS (the Swiss national railway company) and Renault Finance S.A. Mr. Steimer is a Swiss citizen.

There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

For additional information in connection with the election of directors, see the sections of this proxy statement entitled “Corporate Governance,” “Information About Our Share Ownership,” “Executive Compensation” and “Audit Committee Report.”

AGENDA ITEM NO. 2: APPROVAL OF THE ANNUAL REPORT AND FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2008

2.1 Approval of the annual report

Agenda Item

Our Board of Directors proposes that the Company’s Annual Report to Shareholders for the year ended December 31, 2008 be approved.

Explanation

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2008, which accompanies this proxy statement, includes the statutory financial statements of ACE Limited (which do not consolidate the results of operations for ACE Limited’s subsidiaries) and the Company’s consolidated financial statements for the year ended December 31, 2008 and contains the reports of our statutory auditor and our independent registered public accounting firm, as well as information on the Company’s business, organization and strategy. Copies of our 2008 Annual Report and this proxy statement are available on the Internet at www.acelimited.com.

Under Swiss law, our annual report must be submitted to shareholders for approval or disapproval at each annual ordinary general meeting.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for re-consideration of this agenda item by shareholders.

2.2 Approval of the statutory financial statements of ACE Limited

Agenda Item

Our Board of Directors proposes that the statutory financial statements of ACE Limited for the year ended December 31, 2008 be approved.

Explanation

ACE Limited’s statutory financial statements for the year ended December 31, 2008 are contained in our 2008 Annual Report, which accompanies this proxy statement. Our 2008 Annual Report also contains the report of our statutory auditor with respect to the statutory financial statements of ACE Limited.

Under Swiss law, ACE Limited’s statutory financial statements must be submitted to shareholders for approval or disapproval at each annual ordinary general meeting.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for re-consideration of this agenda item by shareholders. In addition, under such circumstances the shareholders voting in person or by proxy at the Annual General Meeting would be precluded from approving on the distribution by way of par value reduction as set out in Agenda Item No. 7.

PricewaterhouseCoopers AG, as the Company’s statutory auditor, has issued an unqualified recommendation to the Annual General Meeting that ACE Limited’s statutory financial statements be approved. As the Company’s statutory auditor, PricewaterhouseCoopers AG has expressed its opinion that the financial statements for the year ended December 31, 2008 comply with Swiss law and the Company’s articles of association, has further confirmed that the proposed appropriation of available earnings complies with Swiss law and the Company’s articles of association, and has reported on other legal requirements.

Representatives of PricewaterhouseCoopers AG, Zurich, Switzerland, will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

2.3 Approval of the consolidated financial statements of ACE Limited

Agenda Item

Our Board of Directors proposes that the Company’s consolidated financial statements for the year ended December 31, 2008 be approved.

Explanation

The Company’s consolidated financial statements for the year ended December 31, 2008 are contained in our 2008 Annual Report to Shareholders, which accompanies this proxy statement. Our 2008 Annual Report also contains the report of our statutory auditor with respect to the consolidated financial statements.

Under Swiss law, our consolidated financial statements must be submitted to shareholders for approval or disapproval at each annual ordinary general meeting.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for re-consideration of this agenda item by shareholders.

PricewaterhouseCoopers AG, Zurich, Switzerland, as the Company’s statutory auditor, has issued an unqualified recommendation to the Annual General Meeting that the Company’s consolidated financial statements be approved. As the Company’s statutory auditor, PricewaterhouseCoopers AG has expressed its opinion that the consolidated financial statements present fairly, in all material respects, the financial position of ACE Limited, the results of operations and the cash flows in accordance with accounting principles generally accepted in the United States of America (US GAAP) and comply with Swiss law and has reported on other legal requirements.

Representatives of PricewaterhouseCoopers AG, Zurich, Switzerland, will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Voting Requirement to Approve Agenda Items

The affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Recommendation

The Board of Directors recommends a vote “FOR” approval of each of the Company’s 2008 Annual Report, ACE Limited’s statutory financial statements and the Company’s consolidated financial statements for the year ended December 31, 2008.

AGENDA ITEM NO. 3: ALLOCATION OF DISPOSABLE PROFIT

Agenda Item

Our Board of Directors proposes that the Company’s disposable profit as shown below be carried forward without distribution of a dividend (other than through a reduction in par value as described in Agenda Item No. 7). At December 31, 2008, 333,645,471 of the Company’s Common Shares were eligible for dividends. The following table shows the appropriation of available earnings in Swiss francs and U.S. dollars as proposed by the Board of Directors (the Board) for the period from July 10, 2008 to December 31, 2008.

	(in millions of Swiss francs)	(in millions of U.S. dollars)
Net income	491	453
Balance, beginning of period	481	468
Attribution to reserve for treasury shares	(3)	(3)
Par value reduction on treasury shares	1	1
Dividend	—	—

Balance carried forward	970	919

The Board of Directors proposes to the Annual General Meeting to appropriate the net income to the free reserve in accordance with the table above.

Explanation

Under Swiss law, the allocation of the company’s profit or loss must be submitted to shareholders for approval or disapproval at each annual ordinary general meeting. Our Board of Directors continues to believe that it is in the best interests of the Company and its shareholders to retain our earnings for future investment in the growth of our business, for share repurchases, for the possible acquisition of other companies or lines of business, and for dividends by way of par value reduction as described in this proxy statement. Accordingly, the Board is proposing that no dividend distribution be made at this time to shareholders from 2008 year-end disposable profit and that all retained earnings at the disposal of the Annual General Meeting be carried forward. In lieu of an ordinary dividend, the Board of Directors proposes under Agenda Item No. 7 a distribution to shareholders by way of a par value reduction that is repayment of share capital.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will take the vote of the shareholders into consideration, and call an extraordinary general meeting of shareholders for re-consideration by shareholders of this agenda item or a revised agenda item.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Recommendation

The Board of Directors recommends a vote “FOR” approval of the appropriation of retained earnings without distribution of a dividend at the time of the Annual General Meeting.

AGENDA ITEM NO. 4: DISCHARGE OF THE BOARD OF DIRECTORS

Agenda Item

Our Board of Directors proposes that the members of the Board of Directors be discharged for the financial year ended December 31, 2008.

Explanation

As is customary for Swiss corporations and in accordance with Article 698, subsection 2, item 5 of the Swiss Code of Obligations, shareholders are requested to discharge the members of the Board of Directors from liability for their activities during the year ended December 31, 2008. This discharge excludes liability claims brought by the Company or shareholders against the members of the Board of Directors for activities carried out during the year ended December 31, 2008 relating to facts that have been disclosed to shareholders. Registered shareholders that do not vote in favor of this agenda item are not bound by the result for a period ending six months after the vote.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting, not counting the votes of any member of the Company’s Board of Directors, any executive officer of the Company or any votes represented by the Company.

Recommendation

The Board of Directors recommends a vote “FOR” the agenda item to discharge the members of the Board of Directors from liability for activities during the year ended December 31, 2008.

AGENDA ITEM NO. 5: AMENDMENT OF ARTICLES OF ASSOCIATION RELATING TO SPECIAL AUDITOR

Agenda Item

Our Board of Directors proposes that our shareholders voting (in person or by proxy) at our Annual General Meeting approve the following amendment of Article 20 lit. b) of our Articles of Association changing the scope of services to be provided by the Company’s special auditor. Pursuant to Swiss law, we are required to submit to you both the English and the (authoritative) German versions of the proposed amendment to our Articles of Association.

Artikel 20 Amtsdauer, Befugnisse und Pflichten	Article 20 Term, Powers and Duties

a) [unverändert]	a) [unchanged]

b) Die Generalversammlung kann eine Spezialrevisionsstelle ernennen, welche die vom Gesetz für Kapitalerhöhungen mit Sacheinlage oder Verrechnungsliberierung verlangten Prüfungsbestätigungen abgibt.

b)      The General Meeting may appoint a special auditing firm entrusted with the examinations required by applicable law in connection with share capital increases against contribution in kind or set-off.

c) [unverändert]	c) [unchanged]

Explanation

Under Swiss law our statutory auditor has to fulfill a number of different tasks in addition to auditing our statutory and consolidated financial statements. However, some tasks are not compatible with auditor independence requirements under U.S. Federal securities laws, such as the examinations and reports they are required to conducted and issued in connection with capital increases where shares are issued against contribution in kind or against set-off. As a consequence, we have a provision in our Articles of Association that permits these tasks to be fulfilled by a special auditing company. The present agenda item is to amend how the Articles of Association define which tasks are to be taken up by the special auditor.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Recommendation

Our Board of Directors recommends a vote “FOR” the amendment of Article 20(b) of our Articles of Association changing the scope of services to be provided by the Company’s special auditor.

AGENDA ITEM NO. 6: ELECTION OF AUDITORS

6.1 Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting

Agenda Item

Our Board of Directors proposes that PricewaterhouseCoopers AG (Zurich) be elected as the Company’s statutory auditor until our next annual ordinary general meeting.

Explanation

Our shareholders must elect a firm as statutory auditor. The statutory auditor’s main task is to audit our consolidated financial statements and the statutory financial statements of ACE Limited. Our Board of Directors has recommended that PricewaterhouseCoopers AG, Birchstrasse 160, CH-8050 Zurich, Switzerland (PwC AG), be elected as our statutory auditor for our consolidated financial statements and the statutory financial statements of ACE Limited.

Representatives of PwC AG will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

For independent auditor fee information and information on our pre-approved policy of audit and non-audit services, see the explanation of Agenda Item No. 6.2. Please see the Audit Committee Report included in this proxy statement for additional information about our statutory auditors.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Recommendation

Our Board of Directors recommends a vote “FOR” the election of PricewaterhouseCoopers AG, Zurich as the Company’s statutory auditor until our next annual ordinary general meeting.

6.2 Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2009

Agenda Item

Our Board of Directors proposes that our shareholders ratify the appointment of PricewaterhouseCoopers LLP (Philadelphia, Pennsylvania, United States) as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2009.

Explanation

Our Board of Directors has recommended that our shareholders ratify the appointment of PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, Pennsylvania, 19103, United States (PwC LLP), an affiliate of PwC AG, as our independent registered public accounting firm for purposes of United States securities law reporting.

The appointment of our independent registered public accounting firm is recommended to the Board for approval by our shareholders annually by the Audit Committee. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has recommended the ratification of the engagement of PwC LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2009. The Company has had a working association with PwC LLP (or its predecessor Coopers & Lybrand LLP) since 1985; PwC LLP (or its predecessor Coopers & Lybrand LLP) has had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries since 1985.

Representatives of PwC LLP will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Independent Auditor Fee Information

The following table presents fees for professional audit services rendered by PwC AG and PWC LLP, which we collectively refer to as PwC, for the audit of our annual consolidated financial statements for 2008 and 2007, and fees for other services rendered by PwC for fiscal years 2008 and 2007:

	2008	2007
Audit fees (1)	$17,523,000	$14,608,000
Audit-related fees (2)	3,330,000	1,466,000
Tax (3)	3,685,000	2,481,000
All other fees (4)	17,000	—
Total	$24,555,000	$18,555,000

The fees in the table above include “out-of-pocket” expenses incurred by PwC and billed to ACE in connection with these services of $910,000 for 2008 and $550,000 for 2007.

(1)	Audit fees for the years ended December 31, 2008 and 2007 were for professional services rendered in connection with: the integrated audits of our consolidated financial statements and internal controls over financial reporting; the statutory and GAAP audits of various subsidiaries; $169,000 and $58,000 in 2008 and 2007, respectively, for comfort letters and consents issued in connection with registration statements which we filed with the SEC. The increase over 2007 was principally related to the audit fee related to Combined Insurance Group acquired in April 2008 and audits required for our redomestication to Switzerland.

(2)	Audit-related fees for the years ended December 31, 2008 and 2007 were for professional services rendered in connection with accounting and tax advice on structuring transactions ($Nil in 2008 and $11,000 in 2007), audits of employee benefit plans ($96,000 in 2008 and $81,000 in 2007), due diligence services ($Nil in 2008 and $805,000 in 2007), consultation on accounting and financial reporting matters ($3,161,000 in 2008 principally related to the opening balance sheet audit of Combined Insurance Group and $404,000 in 2007), internal control reviews ($32,000 in 2008 and $18,000 in 2007), agreed upon procedures related to the proxy statement ($40,000 in 2008 and $102,000 in 2007), and services performed in connection with Sarbanes-Oxley implementation, other than remediation ($Nil in 2008 and $45,000 in 2007).

(3)	Tax fees for the years ended December 31, 2008 and 2007 were for professional services rendered in connection with tax compliance ($1,268,000 in 2008 and $945,000 in 2007), tax planning ($1,218,000 in 2008 and $776,000 in 2007) and expatriate tax services ($1,198,000 in 2008 and $759,000 in 2007).

(4)	All other fees for the years ended December 31, 2008 and 2007 were for professional services and expenses rendered in connection with regulatory compliance services ($17,000 in 2008 and $Nil in 2007).

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee has adopted the following policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm, PwC. The Audit Committee reviewed at its November 2007, July 2008 and August 2008 meetings the audit services budgeted fees for the 2008 audit. At the November 2008 meeting, the Audit Committee reviewed and pre-approved the budgeted non-audit fees for 2009. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year to the Audit Committee for approval. The Audit Committee will pre-approve the budgeted amount of fees within each of the categories and require management and the auditor to report actual fees versus the budget periodically throughout the year by category of service. Either the Audit Committee Chairman or the entire Audit Committee must pre-approve the provision of any significant additional audit fees in excess of the budgeted amount and/or any excess related to non-audit fees over the budgeted amount. All fees related to internal control work are pre-approved by the Audit Committee before such services are rendered. The Audit Committee pre-approved all of the fees described above pursuant to its pre-approval policies and procedures.

The Audit Committee reviewed all non-audit services provided in 2008 and concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Please see the Audit Committee Report included in this proxy statement for additional information about PwC.

Voting Requirement to Approve Agenda item

The affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Recommendation

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of our independent registered public accounting firm (PricewaterhouseCoopers LLP, Philadelphia, Pennsylvania, United States) for purposes of United States securities law reporting for the year ending December 31, 2009.

6.3 Election of BDO Visura (Zurich) as special auditing firm until our next annual ordinary general meeting

Agenda Item

Our Board of Directors proposes that BDO Visura, Fabrikstrasse 50, CH-8031 Zurich, Switzerland be elected as the Company’s special auditing firm until our next annual ordinary general meeting.

Explanation

Under Swiss law, special reports by an auditor are required in connection with certain corporate transactions, certain types of increases in share capital. We have been informed that because of the auditor independence requirements under U.S. Federal securities laws, PricewaterhouseCoopers AG cannot act as our special auditing firm with respect to certain types of capital increases.

On February 26, 2009, our Board of Directors directed that election of BDO Visura as special auditing firm until our next annual general meeting be submitted for consideration by our shareholders at the 2009 Annual General Meeting. Under Swiss law, approval of this agenda item requires the affirmative vote of a majority of the votes present at the Annual General Meeting.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Recommendation

Our Board of Directors recommends a vote “FOR” the election of BDO Visura (Zurich) as the Company’s special auditing firm until our next annual general meeting.

AGENDA ITEM NO. 7: APPROVAL OF DISTRIBUTION TO SHAREHOLDERS IN THE FORM OF A PAR VALUE REDUCTION

Introduction and Explanation

We are seeking approval to pay the Dividend in the form of a distribution to shareholders through a par value reduction. Swiss law requires that dividends and distributions through a reduction in par value be approved by shareholders. We propose that, in lieu of an ordinary dividend, a distribution to shareholders be paid through a reduction in par value because payments of amounts in reduction of share capital are not subject to the normal Swiss withholding tax on dividends. Swiss law also requires par value reductions to be in CHF, and accordingly the par value of our shares is expressed in CHF in our Articles of Association. This agenda item may only be approved if our shareholders voting (in person or by proxy) at the Annual General Meeting first approve Agenda Item No. 2.2.

At the 2008 annual general meeting, the Company’s shareholders approved a par value reduction of CHF 0.90, payable in three installments between that meeting and the Annual General Meeting. Under the resolutions so approved, the U.S. dollar amount of each installment depended upon the currency exchange rate in effect at the time of its payment, which caused the U.S. dollar value of each installment to vary from the date of approval. This year, the Board proposes that the Company pay a dividend in the form of a CHF par value reduction pursuant to a formula that will have the effect of making the U.S. dollar value of distributions more consistent.

The agenda item below calls for a par value reduction in an aggregate CHF amount equal to $1.24 per share, using the USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the 2009 Annual General Meeting (the “Base Annual Dividend”), payable in four installments; provided that each of the CHF installments will be adjusted pursuant to the formula so that the actual CHF par value reduction amount for each installment will equal $0.31, subject to an aggregate upward adjustment (the “Dividend Cap”) for the four installments of 50% of the Base Annual Dividend. Application of the formula will mean that the CHF amount of each installment will be determined at the approximate time of distribution, while the U.S. dollar value of the installment will remain $0.31 unless and until the Dividend Cap is reached. A par value reduction that would otherwise exceed the Dividend Cap will be reduced to equal the CHF amount remaining available under the Dividend Cap, and the U.S. dollar amount distributed will be the then-applicable U.S. dollar equivalent of that CHF amount.

Agenda Item

Based on a report by PricewaterhouseCoopers AG as state supervised auditing enterprise in accordance with Article 732 para. 2 of the Swiss Code of Obligations provided by the auditor who will be present at the meeting, our Board of Directors proposes that our shareholders voting (in person or by proxy) at our Annual General Meeting approve the following dividend in the form of a distribution by way of par value reduction. The blank numbers in the following resolution will be completed based upon the Company’s actual share capital upon the date of the Annual General Meeting and applicable exchange rate calculations described below. Pursuant to Swiss law, we are required to submit to you for your approval both the English and the (authoritative) German versions of the proposed amendments to our Articles of Association:

1.	The share capital of the Company in the aggregate amount of CHF [•(number of shares as registered in the Commercial Register on the date of the annual general meeting) x (par value per share on the date of the annual general meeting)] shall be reduced by the amount of CHF [• (number of shares as registered in the Commercial Register on the date of the annual general meeting) x Aggregate Reduction Amount as determined in paragraph 3.(i)] to CHF [•completed at the date of the annual general meeting].

2.	Based on the report of the auditor dated [•date of auditor report] May 2009 it is recorded that the receivables of the creditors of the Company are fully covered even after the capital reduction.

3.	The capital reduction shall be executed as follows:

(i)	The capital reduction shall occur by reducing the par value per share from currently CHF [•insert par value at the date of the annual general meeting] by CHF [•(USD1.24 x USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the 2009 Annual General Meeting; rounded down to the next cent amount which can be divided by four)] (“Aggregate Reduction Amount”) to CHF [•] in four steps, i.e. for the first partial par value reduction from CHF[•completed at the date of the annual general meeting] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed at the date of the annual general meeting] by the end of July 2009 (“first Partial Par Value Reduction”), for the second partial par value reduction from CHF [•completed at the date of the annual general meeting] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed at the date of the annual general meeting] by the end of October 2009 (“second Partial Par Value Reduction”), for the third partial par value reduction from CHF [•completed at the date of the annual general meeting] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed at the date of the annual general meeting] by the end of the fourth calendar quarter 2009 (“third Partial Par Value Reduction”) and for the fourth partial par value reduction from CHF [•completed at the date of the annual general meeting] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed at the date of the annual general meeting] by the end of the first calendar quarter 2010 (“fourth Partial Par Value Reduction”).

(ii)	The Aggregate Reduction Amount shall be repaid to shareholders in instalments of CHF [•Aggregate Reduction Amount divided by four] in August 2009, CHF [•Aggregate Reduction Amount divided by four], in October 2009, CHF [•Aggregate Reduction Amount divided by four] in January 2010 and CHF [•Aggregate Reduction Amount divided by four] in April 2010 per share.

(iii)	At each Partial Par Value Reduction an updated report in accordance with article 732 para. 2 CO by the state supervised auditing enterprise shall be prepared (“Updated Report”).

(iv)	The Board of Directors is only authorized to repay a Partial Par Value Reduction amount in the event the Update Report confirms that claims of creditors are fully covered in spite of the Partial Par Value Reduction.

4.	The quarterly partial par value reduction amount of CHF [•completed at the date of the annual general meeting] per share (“Quarterly Distribution Amount”) pursuant to paragraph 3.(i) and (ii) equals USD0.31 (“Quarterly Dollar Amount”) based on a USD/CHF exchange ratio of CHF [•completed at the date of the annual general meeting] (rounded down to the next whole cent) per (one) USD (being the USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the 2009 Annual General Meeting). The Quarterly Distribution Amount and the aggregate distribution amount pursuant to paragraph 1 (“Aggregate Distribution Amount”) are subject to the following adjustments as a result of USD/CHF currency fluctuations:

(i)	The Quarterly Distribution Amount is to be adjusted as a result of currency fluctuations such that each quarterly per share partial par value reduction amount shall equal an amount calculated as follows (rounded down to the next whole cent):

Quarterly Distribution Amount = Quarterly Dollar Amount x USD/CHF currency exchange ratio as published in The Wall Street Journal on July 23, 2009, for the first Partial Par Value Reduction, on September 28, 2009, for the second Partial Par Value Reduction, on December 14, 2009, for the third Partial Par Value Reduction, and on March 26, 2010, for the fourth Partial Par Value Reduction.

If as a result of one or several quarterly adjustments the Aggregate Distribution Amount would otherwise be increased by more than CHF [•(number of shares registered in the Commercial Register at the date of the Annual General Meeting) multiplied by the maximum increase amount per share as determined at the end of this paragraph] (corresponding to 50% of the Aggregate Distribution Amount set forth in paragraph 1, rounded to the nearest centime), the adjustment is limited such that the aggregate increase to the aggregate distribution amount rounded to the nearest centime equals CHF [•completed at the date of the annual general meeting] (being CHF [• (50% of the Aggregate Distribution Amount) divided by the number of shares registered in the Commercial Register at the date of the Annual General Meeting, rounded up or down to the next cent] per share).

(ii)	The aggregate par value reduction amount pursuant to paragraph 1 (aggregate distribution amount) shall be adjusted as follows:

Sum of the four (Quarterly Distribution Amounts (adjusted pursuant to Section 4.(i)) x number of shares registered in the Commercial Register of the Canton of Zurich as issued and outstanding on the date of the registration of the respective Partial Par Value Reduction).

5.	The aggregate par value reduction amount pursuant to paragraph 1 (as adjusted pursuant paragraph 4.(ii)) shall be increased by par value reductions on shares that are issued from authorised share capital and conditional share capital after the general meeting but on the date of the registration of the respective Partial Par Value Reductions in the Commercial Register of the Canton of Zurich not yet registered in the Commercial Register of the Canton of Zurich.

6.	The general meeting acknowledges that the report of the auditor dated [•completed at the date of the annual general meeting] May 2009 has been prepared on the basis of the maximum possible increase provided under paragraph 4 and 5, i.e. increase of the aggregate distribution amount by CHF [•completed at the date of the annual general meeting] and that all shares have been issued out of the conditional share capital and the authorized share capital.

7.	The Board of Directors is instructed to determine the procedure for the payment of the Quarterly Distribution Amounts.

8.	Effective with the registrations of the respective quarterly capital reductions in the Commercial Register, the following amendments are resolved to Article 3 lit. a), of the Articles of Association:

“Article 3 Share Capital	“Artikel 3 Aktienkapital

a)      The share capital of the Company amounts to CHF [•]* / [•]** / [•]*** / [•]**** and is divided into [•] registered shares with a nominal value of CHF [•]* / [•]** / [•]*** / [•]**** per share. The share capital is fully paid-in.”

a)      Das Aktienkapital der Gesellschaft beträgt CHF [•]* / [•]** / [•]*** / [•]**** und ist eingeteilt in [ ] auf den Namen lautende Aktien im Nennwert von CHF [•]* / [•]** / [•]*** / [•]**** je Aktie. Das Aktienkapital ist vollständig liberiert.”

*       Upon completion of the first Partial Par Value Reduction until the end of July 2009 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2009

* nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

**     Upon completion of the second Partial Par Value Reduction until the end of October 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

** nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Oktober 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

***  Upon completion of the third Partial Par Value Reduction until the end of the fourth calendar quarter 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

*** nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

****Upon completion of the fourth Partial Par Value Reduction until the end of the first calendar quarter 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

****nach Vollzug der vierten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende März 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4und mit Statutendatum Mai 2009

9.      Effective with the registrations of the respective quarterly capital reductions in the Commercial Register the following amendments to Articles 4 lit a), 5 lit. a) and 6 lit. a) of the Articles of Association are resolved as a consequence of the par value reduction:

“Article 4 Conditional Share Capital for Bonds and Similar Debt Instruments	“Artikel 4 Bedingtes Aktienkapital für Anleihensobligationen und ähnliche Instrumente der Fremdfinanzierung

a)      The share capital of the Company shall be increased by an amount not exceeding CHF [•]*/[•]**/[•]***/[•]**** through the issue of a maximum of [•] registered shares, payable in full, each with a nominal value of CHF [•]*/[•]**/[•]***/ [•]**** through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by the Company or by subsidiaries of the Company, including convertible debt instruments.”

a)      Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [•]* / [•]** / [•]*** / [•]**** durch Ausgabe von höchstens [•] vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•]* / [•] **/ [•]*** / [•]**** je Aktie erhöht, bei und im Umfang der Ausübung von Wandel- und/oder Optionsrechten, welche im Zusammenhang mit von der Gesellschaft oder ihren Tochtergesellschaften emittierten oder noch zu emittierenden Anleihensobligationen, Notes oder ähnlichen Obligationen oder Schuldverpflichtungen eingeräumt wurden/werden, einschliesslich Wandelanleihen.”

*       Upon completion of the first Partial Par Value Reduction until the end of July 2009 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2009

* nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

**     Upon completion of the second Partial Par Value Reduction until the end of October 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

** nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Oktober 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

***  Upon completion of the third Partial Par Value Reduction until the end of the fourth calendar quarter 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

*** nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

****Upon completion of the fourth Partial Par Value Reduction until the end of the first calendar quarter 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

****nach Vollzug der vierten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende März 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4und mit Statutendatum Mai 2009

“Article 5 Conditional Share Capital for Employee Benefit Plans	“Artikel 5 Bedingtes Aktienkapital für Mitarbeiterbeteiligungen

a)      The share capital of the Company shall be increased by an amount not exceeding CHF [•]*/[•]**/[•]***/[•]**** through the issue from time to time of a maximum of [33,000,000] registered shares, payable in full, each with a nominal value of CHF [•]*/[•]**/[•]***/[•]****, in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, director, or other person providing services to the Company or a subsidiary.”

a)      Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [•]* / [•]** / [•]*** / [•]**** durch Ausgabe von höchstens [33’000’000] vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•]* / [•]** / [•]*** / [•]**** je Aktie erhöht bei und im Umfang der Ausübung von Optionen, welche Mitarbeitern der Gesellschaft oder ihrer Tochtergesellschaften sowie Beratern, Direktoren oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen, eingeräumt wurden/werden.”

*       Upon completion of the first Partial Par Value Reduction until the end of July 2009 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2009

* nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

**     Upon completion of the second Partial Par Value Reduction until the end of October 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

** nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Oktober 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

***  Upon completion of the third Partial Par Value Reduction until the end of the fourth calendar quarter 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

*** nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

****Upon completion of the fourth Partial Par Value Reduction until the end of the first calendar quarter 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

****nach Vollzug der vierten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende März 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4und mit Statutendatum Mai 2009

“Article 6 Authorized Share Capital for General Purposes	“Artikel 6 Genehmigtes Kapital zu allgemeinen Zwecken

a)      The Board of Directors is authorized to increase the share capital from time to time and at any time until 14 July 2010 by an amount not exceeding CHF [•]*/[•]**/[•]***/[•]****through the issue of up to [99,750,000] fully paid up registered shares with a nominal value of CHF [•]*/[•]**/[•]***/[•]****each.”

a)      Der Verwaltungsrat ist ermächtigt das Aktienkapital jederzeit bis zum 14. Juli 2010 im Maximalbetrag von CHF [•] */ [•]** / [•]*** / [•]**** durch Ausgabe von höchstens [99’750’000] vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•]* / [•]** / [•]*** / [•]**** je Aktie zu erhöhen.”

*       Upon completion of the first Partial Par Value Reduction until the end of July 2009 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2009

* nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

**     Upon completion of the second Partial Par Value Reduction until the end of October 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

** nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Oktober 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

***  Upon completion of the third Partial Par Value Reduction until the end of the fourth calendar quarter 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

*** nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

****Upon completion of the fourth Partial Par Value Reduction until the end of the first calendar quarter 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

****nach Vollzug der vierten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende März 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4und mit Statutendatum Mai 2009

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of a majority of the votes present (in person or by proxy) at the Annual General Meeting.

Recommendation

Our Board of Directors recommends a vote “FOR” the payment of the Dividend through a reduction of the par value of our shares as described above, such payment to be made in four quarterly installments through our next annual ordinary general meeting.

CORPORATE GOVERNANCE

Overview

In General	Our Board of Directors has maintained corporate governance policies for many years in accordance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE’s listing standards regarding corporate governance policies and processes. We have adopted Corporate Governance Guidelines covering issues such as executive sessions of the Board of Directors, director qualification and independence standards, Board leadership, director responsibilities and procedures, management evaluation and succession and Board self-evaluations. We have also adopted Categorical Standards for Director Independence, a Code of Conduct and charters for each of our Compensation Committee, Audit Committee, Nominating and Governance Committee, Finance and Investment Committee and Executive Committee. The full text of our Corporate Governance Guidelines, our Categorical Standards for Director Independence, our Code of Conduct and each committee charter is available on the Company’s website located at www.acelimited.com. You can view and print these documents by accessing our website, then clicking on “Investor Information,” followed by “Corporate Governance.” Our Categorical Standards for Director Independence also appear as Exhibit A to this proxy statement. In addition, you may request copies of our Corporate Governance Guidelines, Categorical Standards for Director Independence, Code of Conduct, and the committee charters by contacting us as follows:

Telephone—(441) 299-9283;
Facsimile—(441) 292-8675; or
e-mail—investorrelations@acegroup.com.

Executive Sessions of Directors	In addition to regular Board meetings, the non-management directors meet at regular executive sessions of the Board, at which no members of management (including the CEO) are present. At least once a year, the independent directors meet at a regular executive session without participation of management or any director that is not independent. Our Lead Director, Robert M. Hernandez, is the presiding director for executive sessions of non-management directors and executive sessions of independent directors.

Other Corporate Governance Highlights	Twelve of our thirteen directors are independent directors.

•	Only independent directors may serve on our Audit, Compensation and Nominating and Governance Committees.

•

Our Audit Committee hires, determines the compensation of, and decides the scope of services performed by, our independent auditors. It also has the authority to retain outside advisors. Together with our Board, our Audit Committee evaluates the qualification, performance and independence of our independent auditors. If required by applicable law or regulation relating to auditor rotation or otherwise, or if the Audit Committee otherwise determines it is necessary, it will replace the independent auditors or lead engagement partner or the partner responsible for reviewing the audit.

•

If a member of our Audit Committee simultaneously serves on the audit committees of more than three public companies, the Board is required to determine whether such simultaneous service would impair the ability of such member to effectively serve on our Audit Committee.

•

Our Compensation Committee has the authority to retain independent consultants and has engaged Frederic W. Cook & Co., Inc. to assist it. Our Compensation Committee evaluates the performance of the President and Chief Executive Officer, whom we refer to as the CEO, based on corporate goals and objectives and sets his compensation level based on this evaluation, either as a committee or together with the other independent directors.

•

Our Board has adopted a Code of Conduct applicable to all directors, officers and employees, which sets forth basic principles to guide their day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations (including insider trading laws), and reporting illegal or unethical behavior.

•	Our Board and each of its committees conducts an annual self-evaluation to determine whether they are functioning effectively.

•

We have adopted Related Party Transaction Guidelines that require our Nominating and Governance Committee to review and approve or ratify, certain transactions between us and related persons as further described in “Corporate Governance – What is Our Related Party Transaction Approval Policy and What Procedures Do We Use to Implement It?”

Continuing Education

We provide ongoing programs for existing directors, covering, among other things, the Company’s business, organizational and management structure, results of operations and financial condition, including critical accounting policies, budgets and forecasts and corporate governance. Directors are encouraged to attend these and other appropriate continuing education programs. In 2008, we sponsored training sessions for our Finance and Investment Committee members and our Audit Committee members and invited outside speakers in connection with certain of our Board meetings. In addition, many of our directors attended outside director education programs, including Mr. Hernandez, who attended a director education program sponsored by the Harvard Business School; Mr. Atieh, Ms. Cirillo and Mr. Krol, who attended director education programs sponsored by the National

Association of Corporate Directors; and Mr. Crockett, who attended a director education program sponsored by the Mutual Fund Directors Forum. Also, Messrs. Atieh, Crockett, Menikoff, Ripp and Stuart attended an audit committee member programs sponsored by PricewaterhouseCoopers LLP.

The Board of Directors

Our Board oversees our business and monitors the performance of management. The directors keep themselves informed by discussing matters with the CEO, other key executives and our principal external advisors, such as legal counsel, outside auditors, and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

The Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met six times during 2008, including two telephonic meetings. All directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member that were held during 2008.

Director Independence and Other Information

The Board has determined that the following directors are independent under the listing standards of the New York Stock Exchange, which we refer to as the NYSE: Michael G. Atieh, Mary A. Cirillo, Bruce L. Crockett, Robert M. Hernandez, John A. Krol, Peter Menikoff, Leo F. Mullin, Thomas J. Neff, Robert Ripp, Dermot F. Smurfit, Olivier Steimer and Gary M. Stuart. These independent directors constitute a substantial majority of our Board of Directors. In making its determination of independence, the Board applied its Categorical Standards for Director Independence and determined that no other material relationships existed between the Company and these directors. A copy of our Categorical Standards for Director Independence is attached as Exhibit A to this proxy statement and is also available by accessing the Company’s website at www.acelimited.com, then clicking on “Investor Information,” followed by “Corporate Governance” and the relevant button under the Corporate Governance listing. The Board also considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with the Company.

SEC regulations require us to describe certain legal proceedings, including bankruptcy and insolvency filings, involving nominees for the Board of Directors or companies of which a nominee was an executive officer. Mr. Mullin retired as Chief Executive Officer of Delta Air Lines in January 2004 and Chairman in April 2004. In September 2005, Delta Air Lines voluntarily filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

The Committees of the Board

The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, all of which consist exclusively of members who qualify as independent directors under the applicable requirements of the NYSE. The Board has also established a Finance and Investment Committee and an Executive Committee.

The Audit Committee	The Audit Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards. The Board has determined that each member of the Audit Committee is an audit committee financial expert, as that term is defined under 401(h) of Regulation S-K, and that each member satisfies the financial literacy requirements of the NYSE.

The Audit Committee provides oversight of the integrity of our financial statements and financial reporting process, our compliance with legal and regulatory requirements, our system of internal controls, our audit process, the performance of our internal auditors and the performance, qualification and independence of our independent registered public accounting firm.

The Audit Committee is composed of Robert Ripp, who serves as Chairman, Michael G. Atieh, Bruce L. Crockett, Peter Menikoff, Leo F. Mullin and Gary M. Stuart (who will be retiring from the Board of Directors as of the Annual General Meeting).

During 2008, the Audit Committee participated in five regularly scheduled meetings (one of which was telephonic), four telephonic earnings discussions and two training sessions, one of which was telephonic.

The Compensation Committee	The Compensation Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.

The Compensation Committee discharges the Board’s responsibilities relating to the compensation of employees. The Compensation Committee also works with the Nominating and Governance Committee and the CEO on succession planning. Please see the Compensation Discussion and Analysis section of this proxy statement for additional information about how the Compensation Committee determines executive compensation.

The Compensation Committee is composed of John A. Krol, who serves as Chairman, Mary A. Cirillo, Robert M. Hernandez, Thomas J. Neff, Dermot F. Smurfit and Olivier Steimer.

The Compensation Committee held four meetings, as well as several consultations, during 2008.

The Nominating and Governance Committee	The Nominating and Governance Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.

The responsibilities of the Nominating and Governance Committee include identification of individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines. The Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and the Board committees in their self-evaluations.

The Nominating and Governance Committee is composed of Robert M. Hernandez, who serves as Chairman, Mary A. Cirillo, John A. Krol, Thomas J. Neff, Dermot F. Smurfit and Olivier Steimer.

The Nominating and Governance Committee held four meetings during 2008.

The Finance and Investment Committee	The Finance and Investment Committee of the Board of Directors oversees management’s investment of our investable assets and approves overall investment guidelines to ensure that we maintain appropriate levels of portfolio liquidity, credit quality, diversification, and volatility. The Finance and Investment Committee also oversees, and makes recommendations to the Board with respect to, our capital structure and financing arrangements in support of both our annual financial plan and our strategic plan.

The Finance and Investment Committee is composed of Michael G. Atieh, who serves as Chairman, Bruce L. Crockett, Peter Menikoff, Leo F. Mullin, Robert Ripp and Gary M. Stuart (who will be retiring from the Board of Directors as of the Annual General Meeting). Our chief financial officer and the president of ACE Asset Management are ex officio members of the Finance and Investment Committee. The Finance and Investment Committee approves asset allocation targets and reviews investment policy to ensure that it is consistent with overall goals, strategies, and objectives. In addition, the Finance and Investment Committee systematically reviews the portfolio’s exposures to capture any potential violations of investment guidelines.

The Finance Committee held four meetings and one training session during 2008.

The Executive Committee	Except as expressly limited by applicable law or regulation, stock exchange rule, our Articles of Association or our Organizational Regulations, except for matters expressly reserved for another committee of our Board of Directors, the Executive Committee may exercise all the powers and authorities of the Board of Directors between meetings of the full Board of Directors, with its primary focus to act for the full Board when it is not practical to convene meetings of the full Board.

The Executive Committee is composed of Evan G. Greenberg, who serves as Chairman, Michael G. Atieh, Robert M. Hernandez, John A. Krol, and Robert Ripp.

The Executive Committee did not meet during 2008.

How Are Directors Nominated?

As needed, the Nominating and Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of

Directors. The Nominating and Governance Committee considers each person’s judgment, experience, independence, understanding of our business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

Our Corporate Governance Guidelines require the Nominating and Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. Board members should have individual backgrounds that when combined provide a portfolio of experience and knowledge that well serve our governance and strategic needs. We consider Board candidates on the basis of a range of criteria, including broad-based business knowledge and contacts, prominence and sound reputation in their fields as well as a global business perspective and commitment to good corporate citizenship. Directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing the Company. They should represent all shareholders and not any special interest group or constituency. Directors must possess the highest personal and professional integrity and commitment to ethical and moral values. Directors must have the time necessary to fully meet their duty of care to the shareholders and be willing to commit to service over the long haul, if called upon.

In accordance with its charter, the Nominating and Governance Committee identifies nominees for directors from various sources. We do not generally retain third-party consultants to assist in identifying and evaluating potential nominees, although the Nominating and Governance Committee may do so if it desires. Thomas J. Neff, who serves on the Nominating and Governance Committee, is the chairman of Spencer Stuart, U.S., an executive search consulting firm. We have drawn upon Mr. Neff’s expertise and resources with respect to identifying and evaluating prospective nominees for directors, but have not made any payments with respect to such advice to Spencer Stuart or Mr. Neff, other than director’s fees to Mr. Neff. The Nominating and Governance Committee will consider shareholder recommendations for director candidates, but the Nominating and Governance Committee has no obligation to recommend such candidates. Assuming that appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, it should be mailed to: Corporate Secretary, ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland.

Under Swiss law, one or more shareholders of record owning registered shares with an aggregate nominal value of CHF 1,000,000 or more can ask that an item, including nomination of a director, be put on the agenda of a shareholders’ meeting. The request must be made at least 45 days prior to the shareholders’ meeting. Any such requests should be sent to the Corporate Secretary, ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland.

What Is Our Related Party Transactions Approval Policy and What Procedures Do We Use to Implement It?

The Board of Directors has adopted Related Party Transactions Guidelines which require that the Nominating and Governance Committee review, and approve or ratify, transactions in which we, on the one hand, and a related party, on the other hand, participate that involve payments of at least $120,000 in the aggregate per fiscal year. In conjunction with such review, the Nominating and Governance Committee must make a determination that the transaction does not constitute a conflict of interest. Transactions involving our sale of insurance or reinsurance in the ordinary course of business on terms that are generally available to similarly situated parties who are not related to us, and payments or settlements of claims on such policies in the ordinary course of business on commercially reasonable terms, are deemed pre-approved by virtue of the Board’s adoption of the Related Party Transactions Guidelines, unless they involve payments to an entity that is a related party because of the interest of a director (or a nominee for director) or his or her immediate family member in such entity. Transactions with any related party that involve less than $120,000 in the aggregate per fiscal year generally are also deemed pre-approved under our guidelines. Contributions to the ACE Political Action Committee by related parties are not within the scope of our Related Party Transactions Guidelines and are not subject to approval by the Nominating and Governance Committee.

Our Related Party Transactions Guidelines require the Board of Directors to review, approve or ratify, and determine that no conflict of interest exists with respect to, financial contributions to not-for-profit organizations for which a director or an executive officer or his or her spouse or child serves on the board or as a senior officer. By adopting these guidelines, the Board has determined that financial contributions of $50,000 or less in the aggregate per fiscal year to a not-for-profit organization of which an executive officer or his or her spouse or child serves as a director, trustee or senior officer do not constitute conflicts of interest and are deemed to be pre-approved. We submit financial contributions to any not-for-profit organization of which an executive officer or his or her spouse or child is a director, trustee or senior officer to the Nominating and Governance Committee if they involve in the aggregate more than $50,000 per fiscal year but less than $100,000, or to the Board of Directors if they involve in the aggregate $100,000 or more per fiscal year.

We have established a number of procedures to monitor related party transactions so that we can submit them to the Nominating and Governance Committee or the Board of Directors pursuant to the Related Party Transactions Guidelines. For example, we have compiled a list of relevant persons and entities, which we update on a regular basis, and search various databases to identify payments to or from these persons or entities. In some circumstances, our directors, nominees for directors and executive officers are also required to report transactions of which they are aware to the Lead Director, such as transactions in which an immediate family member or entity associated with such family member has an interest. We also circulate directors’ and officers’ questionnaires which inquire as to related party transactions. Our Code of Conduct addresses procedures to follow with respect to matters that raise potential conflicts, including a requirement that our employees, officers and directors report potential conflicts as part of their annual Code of Conduct affirmation statement. In addition, we poll key officers to determine whether they are aware of any transactions that may be subject to the Related Party Transactions Guidelines.

For the purposes of our Related Party Transactions Guidelines, related parties include:

•	any director, nominee for director or executive officer of the Company;

•	any immediate family member of a director, nominee for director or executive officer;

•

any entity of which a director, nominee for director or executive officer is a current employee, officer or general partner, or in which his or her immediate family member is an executive officer or general partner, or in which any such person, together with his or her immediate family members, directly or indirectly, in the aggregate, owns 10 percent or more of the equity interest, and affiliates of any entity described in this paragraph; and

•

any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of more than 5 percent of the Company’s outstanding Common Shares at the time the transaction occurred or existed.

What Related Person Transactions Do We Have?

Some of our shareholders and their affiliates and employers of or entities otherwise associated with some of our directors and officers and their affiliates, have purchased from us, or sold to us, insurance or reinsurance on terms we believe were no more favorable to either them or us than the terms made available to unrelated counterparties and may receive or make claim payments on such policies in the ordinary course of business. During 2008, we also engaged in certain other transactions with shareholders who owned more than 5 percent of our Common Shares at the time of the transaction, or their affiliates, as described below.

Barclays Bank PLC, which together with its affiliates owned more than 5% of our Common Shares during the first nine months of 2008, has agreed to provide up to $75 million, £62 million and A$16 million of credit in total to the Company and some of our subsidiaries in the form of loans and letters of credit under four syndicated credit facilities. Barclays Bank PLC acts as syndication agent or lead arranger under certain of these facilities. During the first nine months of 2008, the largest aggregate principal amount of loans made by Barclays Bank PLC outstanding under these facilities was £16 million and A$16 million and, as of September 30, 2008, the aggregate principal amount of loans made by Barclays Bank PLC outstanding under these facilities was £16 million and A$16 million. During the first nine months of 2008, we paid Barclays Bank PLC £638,811 and A$949,852 in interest on these loans. We repaid the A$16 million loan in December 2008. Certain of these facilities provide for fixed rate loans and have interest rates ranging from 5.2505 percent to 7.807 percent, and others of these facilities provide for floating rate loans and have interest rates ranging from LIBOR plus 0.30 percent to LIBOR plus 0.35 percent. The letter of credit facilities charge fees on levels of utilization ranging from 0.24 percent to 0.50 percent and fees on unutilized capacity ranging from 0.06 percent to 0.10 percent. Barclays Bank PLC also charges a fronting fee of 0.10 percent when it is the issuer of a letter of credit under the facility. In 2008, Barclays Global Investors Limited provided investment management services to certain of our U.K. pension scheme funds. Barclays Global Investors Limited and Barclays Global Investors Canada Limited provided investment management services to some of our subsidiaries in 2008, managing approximately 6 percent of our investment assets. Barclays Bank PLC also provided commercial banking services to some of our subsidiaries in 2008. We paid the Barclays Group approximately $5.7 million during the first nine months of 2008 related to the services and transactions described above, inclusive of interest on the loans described above. In addition, during the first nine months of 2008 some of our subsidiaries and Barclays Bank PLC engaged in foreign currency exchange transactions in the approximate aggregate notional United States dollar equivalent amount of $164 million.

Wellington Management Company, LLP provided investment management services to some of our subsidiaries, as well as the ACE INA Foundation and the ACE Foundation–Bermuda, in 2008, managing approximately 17 percent of our investment assets. We paid Wellington approximately $9.8 million in 2008 for these services.

The ACE Foundation–Bermuda, which we refer to as the ACE Foundation, is an unconsolidated not-for-profit organization which was established to strengthen the community by utilizing its financial resources to actively address social, educational, and other issues of community concern in Bermuda. It strives to be consistent in its community support by contributing to those charitable organizations that are specifically focused on clearly defined needs and problems. Six of the trustees of the ACE Foundation are current officers or directors of the Company, and the seventh trustee is a retired officer of the Company. We annually make contributions to the ACE Foundation which are in turn used to fund charitable causes in Bermuda. At December 31, 2008 and 2007, the Company maintained a non-interest bearing demand note receivable of $34 million from the ACE Foundation. The ACE Foundation has used the related proceeds to finance investments in Bermuda real estate, including investments in three properties that it rents to ACE employees at rates established by independent, professional real estate appraisers. The income generated from the real estate will initially be used to repay the note. However, the primary purpose of purchasing real estate was to pursue a fundamental financial objective of the ACE Foundation, which is to become a self-funding institution. The real estate assets assist the ACE Foundation in its endeavors to meet this goal by producing annual cash income that supports the ACE Foundation’s charitable objectives. Evan Greenberg and Philip Bancroft have rented real estate from the ACE Foundation. Lease payments under Mr. Greenberg’s lease with the ACE Foundation are $22,000 per month. Lease payments under Mr. Bancroft’s lease with the ACE Foundation are $18,000 per month.

In 2006, some of our subsidiaries entered into agency agreements with Starr Technical Risks Agency, Inc. (or its affiliates), which we refer to as Starr, a wholly owned subsidiary of C.V. Starr & Co., Inc., which we refer to as C.V. Starr, of which Maurice Greenberg, the father of our CEO, is the Chairman and Chief Executive Officer. Under these agreements, Starr serves as our non-exclusive agent for writing policies, contracts, binders or agreements of insurance or reinsurance classified as property and/or inland marine risks. The program applies to risks attaching in the United States of America or Canada and worldwide risks for entities domiciled, having their principal places of business in or conducting a substantial portion of their business in the United States or Canada. C.V. Starr has guaranteed some of Starr’s obligations under the agency agreements. Under the agency agreements, we pay Starr a commission on written premiums that it underwrites on our behalf. In 2008, we paid Starr a total of approximately $82.9 million in commissions under these agreements. An affiliate of Starr provides claims services for the program, and we do not pay any additional fee for those services. We also have entered into a profit-sharing arrangement based on loss ratios in connection with the program if Starr writes a minimum of $20 million of net written premiums of program business per annum. Profit share amounts are payable on June 30 of each year. The profit share amount we will pay in any year will depend on how much program business Starr underwrites on our behalf and the calculation of the profit share amount. No profit share has been payable yet. Each party to an agency agreement may terminate it without cause on 180 days’ notice and with cause on 30 days’ notice. We can terminate Starr’s binding authority for new business on 30 days’ notice, in which event Starr may terminate the agency agreement on 30 days’ notice. In addition, pursuant to a mutual service agreement, Starr retained one of our subsidiaries as a consultant and subcontractor to provide technical services in connection with certain insurance products that Starr markets and paid us approximately $680,000 in 2008 for such services in the United States or Canada.

Did Our Officers and Directors Comply with Section 16(a) Beneficial Ownership Reporting in 2008?

Executive officers and directors of the Company are subject to the reporting requirements of Section 16 of the Exchange Act. We believe that all our directors and executive officers complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during 2008, except that Mr. Bancroft was late in reporting 8,295 shares of restricted stock, which were inadvertently omitted from a timely filing and which were reported by an amended filing a few days later and, due to an administrative oversight by the Company, Mr. Menikoff was late in reporting 60 shares awarded as committee fees in 2002 and 2004, which have now been reported.

INFORMATION ABOUT OUR SHARE OWNERSHIP

How Many Shares Are Owned by Directors and Executive Officers?

The following table sets forth information, as of March 10, 2009, with respect to the beneficial ownership of Common Shares by our executive officers whose compensation is reported in the compensation tables that appear later in this proxy statement, and to whom we refer as the NEOs, by each of our directors and by all our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Common Shares listed in the Common Shares Beneficially Owned column. The Common Shares listed for each director, for each NEO and for all directors and executive officers as a group constitute less than one percent of the outstanding Common Shares.

Name of Beneficial Owner	Common Shares Beneficially Owned	Common Shares Subject to Options (1)	Restricted Common Shares (2)
Evan G. Greenberg (3) (4)	278,997	1,051,479	297,753
Philip Bancroft	82,816	178,983	72,656
Robert Cusumano	14,865	34,326	50,721
Brian E. Dowd	38,067	217,890	83,172
John W. Keogh	13,660	21,754	68,790
Michael G. Atieh (5) (6)	13,089	14,000	—
Mary A. Cirillo (6)	—	—	—
Bruce L. Crockett (5) (6)	14,654	14,000	—
Robert M. Hernandez (5) (6)	54,230	14,000	—
John A. Krol (5) (6)	5,683	11,030	—
Peter Menikoff (3) (5) (6)	26,750	14,000	—
Leo Mullin (6)	1,845	—	—
Thomas J. Neff (5) (6)	17,045	14,000	—
Robert Ripp (5) (6)	22,960	14,000	—
Dermot F. Smurfit (6)	9,959	14,000	—
Olivier Steimer (6)	—	—	—
Gary M. Stuart (5) (6) (7)	14,777	14,000	—
All directors and executive officers as a group (18 individuals)	631,233	1,663,202	591,292

(1)	Represents Common Shares that the individual has the right to acquire within 60 days of March 10, 2009 through option exercises.
(2)	Represents Common Shares with respect to which the individual has the power to vote (but not to dispose of).
(3)	Messrs. Greenberg and Menikoff share with other persons the power to vote and/or dispose of 8,190 and 4,800, respectively, of the Common Shares listed. These directors and executive officers therefore share with other persons the power to vote and/or dispose of 12,990, in the aggregate, of the Common Shares listed as owned by the directors and executive officers as a group.
(4)	Mr. Greenberg has pledged 234,453 Common Shares in connection with a margin account.
(5)	Included in these amounts are Common Shares that will be issued to the director immediately upon his or her termination from the Board. These Common Shares relate to vested stock units granted as directors compensation and associated dividend reinvestment accruals. The number of Common Shares at March 10, 2009 described in this footnote and included in the above table for each director is as follows: Mr. Atieh (10,960), Mr. Crockett (12,754), Mr. Hernandez (8,174), Mr. Krol (803), Mr. Menikoff (21,951), Mr. Neff (15,546), Mr. Ripp (10,960) and Mr. Stuart (12,078).
(6)

Not included in these amounts are Common Shares that will be issued to the director no earlier than six months following his or her termination from the Board. Such Common Shares relate to restricted stock units and vested stock units granted as directors compensation and associated dividend reinvestment accruals. The number of Common Shares at March 10, 2009 described in this footnote and not included in the above table for each director is as follows: Mr. Atieh (16,682), Ms. Cirillo (11,510), Mr. Crockett (13,184), Mr. Hernandez (12,025), Mr. Krol (11,482), Mr. Menikoff (22,421), Mr. Mullin (4,511), Mr. Neff (21,051), Mr. Ripp (12,229), Mr. Smurfit (11,423), Mr. Steimer (2,788) and Mr. Stuart (6,833).

(7)	Not included in these amounts are 5,479 Common Shares that will be issued and distributed to Mr. Stuart evenly over 5 years following his retirement from the Board as of the Annual General Meeting. Such Common Shares relate to restricted stock units and vested stock units granted as directors compensation and associated dividend reinvestment accruals.

Which Shareholders Own More than 5 Percent of Our Shares?

The following table sets forth information regarding each person, including corporate groups, known to us to own beneficially or of record more than five percent of our outstanding Common Shares as December 31, 2008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Wellington Management Company, LLP (1)	46,502,309	13.94%
75 State Street Boston, Massachusetts 02109 U.S.A.
FMR LLC (2)	33,324,838	9.99%
82 Devonshire Street, Boston, Massachusetts 02109 U.S.A.

(1)	Based on a Schedule 13G filed by Wellington Management Company, LLP on February 17, 2009. Wellington Management, in its capacity as an investment adviser, may be deemed to have had beneficial ownership of 46,502,309 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management has shared voting authority over 46,502,309 shares and shared dispositive power over 46,502,309 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended.
(2)	Based on a Schedule 13G filed by FMR LLC on February 17, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Program

Objectives	Our goal is to fairly compensate our employees and to enhance shareholder value by continuing to closely align our executive compensation philosophy and practices with the interests of our shareholders.

Our compensation practices are structured to pay for performance and to support the human resource requirements of our business in all the markets, globally, in which we operate. We seek to attract and retain highly qualified executives who are talented, experienced, creative, motivated, dedicated and honest. With respect to our NEOs, we compete for talent with property and casualty insurers, specialty insurers, and financial services companies worldwide, although primarily with companies based in North America, including Bermuda.

For all of our executives, including our NEOs, we strive to develop and administer compensation practices that enable us to retain and motivate top talent in the markets in which we operate while, at the same time, administering integrated compensation practices for our employees worldwide.

In addition, as our business performance and industry reputation continue to grow in comparison with our peer companies, we have become a potential source of talent for peer companies, making the retention of our executives and other employees even more challenging.

What Our Compensation Program Is Designed to Reward; Individual and Company Performance Criteria	Our compensation practices are designed to reward both individual and Company performance, based on the following:

Individual Performance Criteria:

•	Personal contribution to both short-term and long-term business results

•	Successful execution of key strategic objectives

•	Demonstrated leadership capability

•	Demonstrated application of relevant technical expertise

•	Ethical conduct and regulatory compliance

Company Performance Criteria:

•	Growth in tangible book value per share—which has a strong correlation with shareholder wealth creation—both in absolute terms and in comparison with our Financial Performance Peer Group, as defined below

•	Quality of growth in book value, which recognizes the sources of our book value growth and is a principal measure of the quality of our shareholder wealth creation

• Return on common equity, or ROE =	Net Operating Income
Average Shareholder Equity for Period

which is a principal measure of the efficiency of our use of capital

•	Operating income, which is net income before realized gains and losses, after tax

•	Combined ratio (the amount that an insurer must pay to cover claims and expenses for every dollar of earned premium), which is the sum of the expense ratio and the loss ratio

Expense Ratio =	GAAP Policy Acquisition Costs and General & Administrative Expense
Net Earned Premium

Loss Ratio =	Losses Incurred
Net Earned Premium

Components of Total Direct Compensation	We pay each NEO total direct compensation, which we refer to as Total Direct Compensation, in three components:

•	Annual Base Salary

•	Annual Cash Bonus

•	Long-Term Incentive Equity Awards in the form of stock options, restricted stock and performance shares.

NEOs automatically participate in Company-sponsored qualified retirement plans and are eligible to participate in Company-sponsored non-qualified deferred compensation plans. Under the non-qualified deferred compensation plans, the NEOs may elect to defer base salary and annual cash bonus and direct those deferrals to investment options that mirror those offered in our qualified defined contribution plans.

While perquisites are not considered part of Total Direct Compensation, they are discussed in “Determination of Perquisites” below.

Retirement Benefits	Our NEOs do not participate in any Company-sponsored defined benefit plans, which are often referred to as pension plans. The Company does maintain a few defined benefit retirement plans in a few locations outside the U.S. and Bermuda where we are required to do so by local employment law or prevailing practice.

The Company maintains both qualified defined contribution plans and non-qualified defined contribution plans and maintains an account under each type of plan for many of our US-based and Bermuda-based employees, including our NEOs. Each year, the Company credits to each participant’s accounts an amount equal to 6 percent of his or her base salary and annual cash bonus. The Company first credits amounts under the qualified defined contribution plan up to the limits permitted under tax-qualification rules, and then credits amounts in excess of those limits to each participant’s account under the non-qualified defined contribution plan. In addition, depending on each participant’s own contribution to the plans, each participant’s plan accounts may be credited with matching non-discretionary contributions in an amount up to 6 percent of his or her base salary and annual cash bonus. These contributions are also made first to the applicable qualified defined contribution plan and then, once the tax-qualified limits are reached, to the applicable non-qualified defined contribution plan.

How We Use Peer Group Data in Determining Compensation	The Compensation Committee of the Board of Directors recommends, and the full Board of Directors determines, Total Direct Compensation for the CEO. The Compensation Committee also reviews and approves or modifies the CEO’s recommendations for the Total Direct Compensation for the other NEOs and direct reports to the CEO. As part of the annual compensation review process, the Compensation Committee uses a competitive framework to evaluate each NEO’s individual compensation against compensation levels for comparable positions in companies in a peer group that best defines the market in which we compete for executive talent, which we refer to as the Compensation Benchmarking Peer Group, and Company performance against the financial performance of companies in a second peer group that best defines the market in which we compete for business, which we refer to as the Financial Performance Peer Group.

How We Select, and Who Is Currently in, Our Compensation Benchmarking Peer Group

Annually, the Compensation Committee reviews those companies designated as our Compensation Benchmarking Peer Group in collaboration with Mercer Human Resource Consulting, to whom we refer as Mercer, an independent consulting firm. Frederic W. Cook & Co., an independent consulting firm retained directly by the Compensation Committee, to whom we refer as Cook & Co., then reviews Mercer’s selection of companies included in our Compensation Benchmarking Peer Group. Of the nine companies that comprise our Compensation Benchmarking Peer Group, seven are within the S&P 500 Property & Casualty Index, and two are global insurance brokerages included because they are viewed as key competitors for talent in an industry-related business. We have excluded certain S&P 500 Property & Casualty Index companies from our Compensation Benchmarking Peer Group because their size, as defined by market value, total assets, book value, net income and net premium, is far below or far above that of our Company, they operate in a niche businesses, or they have an ownership structure, such as a majority stockholder, that limits pay comparability. For our CEO, CFO and General Counsel, we rely exclusively on the Compensation Benchmarking Peer Group. For those NEOs for whom similar positions do not exist within the Compensation Benchmarking Peer Group, we augment our analysis with industry-specific market survey data.

Our current Compensation Benchmarking Peer Group is:

The Allstate Corporation
Aon Corporation
The Chubb Corporation
The Hartford Financial Services Group, Inc.
Marsh & McLennan Companies, Inc.
The Progressive Corporation
Safeco Corporation
The Travelers Companies, Inc.
XL Capital Ltd

How We Select, and Who Is Currently in, Our Financial Performance Peer Group	The Financial Performance Peer Group includes a subset of those companies in the Compensation Benchmarking Peer Group that are considered commercial property and casualty insurance companies, as well as three additional commercial property and casualty insurance companies excluded from the Compensation Benchmarking Peer Group because of their size and ownership structure. The Financial Performance Peer Group is the most relevant peer group for evaluating the financial performance of the Company on such measures as Growth in Tangible Book Value Per Share, Combined Ratio and Return on Equity.

Our current Financial Performance Peer Group is:

American International Group, Inc.
The Chubb Corporation
CNA Financial Corporation
The Hartford Financial Services Group, Inc.
The Travelers Companies, Inc.
XL Capital Ltd
Zurich Financial Services Group

Determining the Mix of Total Direct Compensation–Introduction

The mix of an NEO’s Total Direct Compensation is generally based upon level, with more senior officers receiving a greater percentage of their Total Direct Compensation as variable or at-risk compensation in the form of an annual cash bonus and a long-term incentive equity award composed of restricted stock (a portion of which is in the form of performance shares, as described below) and stock options, and a lesser percentage in the form of fixed annual base salary. Total cash compensation, which consists of base salary and annual cash bonus, is typically 25 percent to 50 percent of Total Direct Compensation. As part of its annual compensation benchmarking process, the Compensation Committee reviews the percentage of Total Direct

Compensation delivered in base salary, annual cash bonus, and long-term incentive equity awards for similar positions in our Compensation Benchmarking Peer Group and, for certain positions, considers the broader financial services market. For more detailed analysis of Total Direct Compensation components, see “Salary,” “Bonus,” and “Long-Term Incentive Equity Awards” below.

Salary	The Compensation Committee reviews and approves or modifies the CEO’s recommendations for the annual base salary of each NEO position with the exception of the CEO, for whom the Compensation Committee recommends, and the full Board of Directors determines, the annual base salary. On an annual basis, the Committee reviews each NEO’s actual annual salary in reference to the median compensation levels for comparable positions at companies in our Compensation Benchmarking Peer Group or in combination with industry-specific market survey data for those NEOs for whom similar positions do not exist within the Compensation Benchmarking Peer Group. Each NEO’s actual annual salary increase, if any, may be above or below the market median based on his or her individual performance in the prior fiscal year, as measured against the Individual Performance Criteria described above in “What our Compensation Program is Designed to Reward; Individual and Company Performance Criteria.”

Variable Compensation–Bonus and Equity Compensation Awards	The Compensation Committee uses variable performance-based compensation in the form of the annual cash bonus and the long-term incentive equity award in combination with the annual base salary to provide an overall compensation opportunity that is closely tied to performance. When both Company performance, as measured by the Company Performance Criteria described above, and individual performance, as measured by Individual Performance Criteria described above, are considered outstanding, NEOs have the opportunity to achieve Total Direct Compensation that approximates the 75th percentile of compensation for comparable positions at companies in our Compensation Benchmarking Peer Group. Mercer determines the percentiles for a given position based on an analysis of compensation disclosures in the most recent publicly available Compensation Benchmarking Peer Group proxy statements in combination with industry-specific market survey data. The Compensation Committee considers the opportunity to achieve or exceed the 75th percentile for outstanding performance because of the high performance expectations to which our Company executives are held, the prevailing competition for talent within our Compensation Benchmarking Peer Group, and the ambitious financial growth goals we set each year.

Bonus	The annual cash bonus component of Total Direct Compensation provides a timely link between recent performance and compensation, allowing the Compensation Committee to adjust annual compensation to reflect overall Company financial performance during the prior fiscal year as well as the individual performance of each NEO.

Each NEO’s annual cash bonus is based on the prior year’s performance, as measured against the Individual Performance Criteria, described above; the Company Performance Criteria, described above; and, for some NEOs, as further specified elsewhere in this Compensation Discussion and Analysis, the performance of the operating unit(s) directly managed by the NEO.

The above process culminates in a specific cash bonus for each NEO that is targeted to be between 100 percent and 150 percent of base salary, with the exception of the CEO. Actual cash bonuses may fall considerably below target if performance falls short of the Company’s business plan and other performance expectations and may exceed the target if performance exceeds the Company’s business plan and other performance expectations.

Long-Term Incentive Equity Awards	The Compensation Committee uses long-term incentive equity awards, principally in the form of stock options, restricted stock and performance shares, as:

•	a timely link between recent performance and compensation

•	a forward-looking vehicle for retention of executive talent due to the multi-year vesting schedule for equity awards

•	an important driver of long-term performance

•	a key link for aligning shareholder and executive interests

In general, restricted stock vests evenly on a year-by-year basis over four years while options vest evenly on a year-by-year basis over three years. Options and restricted stock also vest on a change in control or if a recipient’s termination of employment occurs by reason of death or disability. Continued vesting requires uninterrupted employment with the Company unless, upon retirement from the Company, the Compensation Committee by recommendation from the CEO exercises its discretion and grants continued vesting in unvested equity. Effective in April 2008, executive management and the Compensation Committee have approved a retirement policy such that upon reaching age 62 and having 10 years of service, employees who retire from the Company in good standing will be granted continued vesting without requiring Compensation Committee approval.

From time to time, the Compensation Committee may grant a special equity award that has a cliff vest, generally of five years, whereby all equity granted remains unvested until the fifth year of service post-grant is complete, which provides significant retention value.

The Compensation Committee bases the value of each NEO’s long-term incentive compensation award on the past year’s performance as measured against the Individual and Company Performance Criteria, described above, as well as, for some NEOs as further specified below, the performance of the operating unit directly managed by the NEO.

The above process culminates in a specific long-term incentive equity award for each NEO. The range of the value of the award as a percentage of base salary varies greatly among NEOs depending on position and performance but is targeted to be between 100 percent and 350 percent of base salary, with the exception of the CEO.

Performance-Based Restricted Stock Vesting	The Compensation Committee imposed performance criteria for 25 percent of the restricted stock awards granted in 2007 to the CEO; General Counsel; Chief Financial Officer; Chief Executive Officer, Insurance–North America; Chief Executive Officer, ACE Overseas General; and Chief Executive Officer, ACE Tempest Re. In 2008, the Compensation Committee increased the percentage of restricted stock awards granted to the CEO that will be subject to performance criteria from 25 percent to 50 percent and the percentage for the other NEOs from 25 percent to 33 percent. Such performance criteria tie the annual vesting of such awards to specified performance targets, namely growth in our tangible book value per share, which we refer to as Per Share Tangible Book Value Growth, compared with the growth in tangible book value per share of other companies included in the S&P 500 Property & Casualty Index. We selected this financial measure because it is a strong indicator of growth in shareholder value for a commercial property and casualty insurer and a common financial performance measure for companies in our industry.

We have two types of performance-based restricted stock awards described below: Target Awards and Premium Awards.

Each Target Award of performance-based restricted stock consists of four installments. The vesting of each annual installment is subject to the following criteria:

•	If Per Share Tangible Book Value Growth is equal to or less than the median, no performance-based restricted stock scheduled to vest that year actually vests.

•	If Per Share Tangible Book Value Growth exceeds the median, 100 percent of the performance-based restricted stock scheduled to vest that year actually vests.

In addition, if the performance-based restricted stock does not vest in a particular one-year period applicable to that installment, it may later vest in any of the subsequent years if the aggregate to-date performance exceeds the median performance for Per Share Tangible Book Value Growth.

If our Per Share Tangible Book Value Growth compared with the growth of other companies included in the S&P 500 Property & Casualty Index over the four-year performance period, which we refer to as our Cumulative Performance, exceeds the 65th percentile, a

Premium Award of additional shares, over and above the yearly base award, will be earned as follows:

•	If Cumulative Performance exceeds the 65th percentile, the Premium Award will equal 50 percent of the number of Target Award shares earned.

•	If Cumulative Performance exceeds the 75th percentile, the Premium Award will equal 100 percent of the number of Target Award shares earned.

•	If Cumulative Performance is above the 65th and below the 75th percentile, we will interpolate the Premium Award between 50 percent and 100 percent of the number of Target Award shares earned.

We retain Ernst & Young LLP, an independent public accounting firm and to whom we refer as Ernst & Young, to verify the calculations of our Per Share Tangible Book Value Growth, to compare our Per Share Tangible Book Value Growth to that of the median for the S&P 500 Property & Casualty Index and to prepare a report on its findings. Our Compensation Committee reviews the report prepared by Ernst & Young and, based on that report, formally confirms whether, and to what extent, the performance criteria were met for the prior year and how much, if any, performance-based restricted stock has vested as a result.

The Compensation Committee lacks discretion regarding the vesting of any performance-based award except where performance criteria are not met due to either:

•	corporate acquisitions or dispositions affecting goodwill or

•	corporate dispositions resulting in gains or losses

These two circumstances could materially impact Per Share Tangible Book Value Growth. Without Compensation Committee discretion, executives could be unduly penalized or enriched for taking actions that are in the best interests of the Company but reduce Per Share Tangible Book Value Growth.

The Compensation Committee did not exercise any such discretion this year but reserves the right to do so in the future.

Stock Option and Restricted Stock Grants: Timing and Pricing

The Compensation Committee typically grants stock options and restricted stock to NEOs annually, effective the day of the February Compensation Committee meeting. The exercise price of such stock options is the closing price of our Common Shares as traded on the NYSE on the grant date. NEOs who join the Company after February in a given year may be granted stock options and restricted stock later that year, effective the first business day of the month following the decision to grant the NEO stock options and restricted stock, with an exercise price of such stock options equal to the closing price of our Common Shares as traded on the NYSE on the first business day of the month following the decision to grant the officer stock options. We base the number of shares to be covered by the options granted on a dollar value determined for the NEO using the Black-Scholes valuation methodology based on the stock price at the time that we make the decision to grant the option. We base the number of shares to be covered by a restricted stock grant on the stock price at the time that we make the decision to grant the restricted stock, but we typically adjust that number, upward or downward, to reflect the dollar value determined for the NEO if the share price changes materially between the time we make the decision to grant the stock and the actual day of grant.

How, and by Whom, NEO Compensation Amounts Are Recommended and Approved	The CEO makes recommendations for the Total Direct Compensation of each NEO, other than himself. The Committee discusses these recommendations with the CEO along with a review of the performance of each NEO as assessed by the CEO. The Committee then approves or disapproves, or recommends modifications to, the Total Direct Compensation for each NEO, as appropriate. The Compensation Committee meets in executive session, i.e., with no management present, to evaluate the performance and determine the Total Direct Compensation of the CEO. In addition to considering overall Company financial performance in absolute terms compared to plan and prior-year performance, and in relative terms compared to the financial performance of our Financial Performance Peer Group, the Compensation Committee seeks external guidance from Cook & Co., which consults exclusively with the Compensation Committee and does not undertake any projects for Company management.

The Compensation Committee uses, as a starting point, a flexible framework that links Total Direct Compensation for the CEO to (i) the financial performance of the Company on key financial metrics (see below) as compared with other companies within our Financial Performance Peer Group, (ii) achievement of non-financial strategic objectives, (iii) overall Company performance as assessed against plan, (iv) individual performance, (v) base salary of the CEO, and (vi) market data for other CEOs within the Compensation Benchmarking Peer Group.

The key financial performance metrics considered by the Compensation Committee are:

•	Tangible Book Value Growth Per Share

•	Return on Shareholders’ Equity

•	After-Tax Operating Income

•	Combined Ratio

•	One and Three Year Total Shareholder Return (TSR)

The Compensation Committee considers the financial performance of only the property and casualty divisions of those companies in the Financial Performance Peer Group that also have substantial life insurance operations.

In addition, the Committee considers individual goals set by the CEO in advance of the calendar year of a more strategic and less financially oriented nature such as geographic expansion into target markets, the launch of new product lines and objectives related to improved operational efficiency.

Roles of Independent Consultants and Our Global Human Resources Officer in Advising the CEO and Compensation Committee on NEO Compensation Determinations	Senior management continues to retain Mercer to assist management in the collection and analysis of relevant market data including compensation and financial performance data for our Compensation Benchmarking and Financial Performance Peer Groups. Mercer also provides compensation benchmarking for the positions held by our NEOs for consideration by the CEO and the Compensation Committee.

In addition, the Compensation Committee directly retains Cook & Co. to assist it with respect to the compensation of the Chief Executive Officer. Cook & Co. meets directly with the Compensation Committee to review Company performance, the personal performance of the CEO and provides guidance on CEO compensation in the form of proposed compensation ranges for the annual cash bonus and long-term incentive equity award. In addition, Cook & Co. facilitates discussion, reviews peer groups and provides guidance on current trends in executive compensation practices, in general, and CEO compensation practices, specifically. Both Mercer and Cook & Co. also assisted in the design of the performance-based restricted stock program.

The Compensation Committee has the authority to retain and terminate Cook & Co. and to approve their fees and other retention terms.

Our Global Human Resources Officer further supports the CEO and the Compensation Committee in assembling external market data as prepared by Mercer, gathering and assembling internal compensation information, acting as liaison with Mercer and Cook & Co., and assisting the CEO and the Compensation Committee in further compensation analysis.

Impact of Tax Treatments of Compensation

Under U.S. income tax rules, Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1 million paid to our CEO and four other NEOs who were executive officers as of the last day of our fiscal year. However, compensation is exempt from this limit if it qualifies as “performance-based compensation.” Performance based compensation generally includes only payments that are contingent on achievement of performance objectives, and excludes fixed or guaranteed payments.

Although the Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers who may be employed by subsidiaries subject to U.S. income tax, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our compensation objectives may not always be consistent with the requirements for full deductibility, we and our subsidiaries may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

Impact of Accounting Treatment	The Company adopted FAS 123R effective January 1, 2006 and began recognizing expenses related to employee stock options and its employee stock purchase plan. In adopting FAS 123R, the Company applied the modified prospective method and, accordingly, prior period amounts have not been restated. For further information on the impact of FAS 123R, see footnote 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Stock Ownership Guidelines for Our NEOs	The Company’s long-term incentive plans use equity awards as incentives for employees to enhance the long-term value of the Company and its competitive position. One of the ways in which we pursue this goal is by increasing officer ownership of Company stock, thereby aligning officers’ interests with long-term shareholder interests. The Company established and annually reviews and communicates stock ownership guidelines for officers. The guidelines set stock ownership goals as a multiple of annual base salary as follows:

•	Senior Vice Presidents: two times base salary

•	Executive Vice Presidents: three times base salary

•	Direct reports to the CEO, including all NEOs (other than the CEO) and other operating unit chief executive officers: four times base salary

•	CEO: seven times base salary

Shares of vested stock and unvested equity that will vest within 60 days count toward the ownership requirement. Shares of restricted stock are valued at the current market price. Newly promoted officers and new hires are expected to comply with these ownership guidelines within seven years of employment with the Company. While these ownership guidelines are not mandatory, the officers to whom they are applicable, including NEOs, are strongly urged to comply with them.

The Company also maintains an Employee Stock Purchase Plan, which is described in the “Employee Stock Purchase Plan” section of this proxy statement.

Hedging Prohibitions	The Company Code of Conduct prohibits NEOs from engaging in the following potential hedging strategies with respect to ACE securities:

•	Short selling

•	Short-term speculation, such as day trading

•	Purchases and sales of options involving ACE securities

•	Trading in hybrid or derivative securities based on ACE securities, such as straddles, equity swaps or exchange funds, other than securities issued by ACE

Severance Plans	The Company maintains a Senior Executive Severance Plan, which we refer to as the Severance Plan, that currently applies to the CEO and two other operating unit CEOs, one of whom is an NEO, John Keogh. The Severance Plan’s purpose is to assist select senior executives in transitioning to new employment should their tenure with the Company terminate due to circumstances other than performance and to mitigate the distractions caused by the possibility that the executive’s employment may be terminated or that the Company may be the target of an acquisition. The Severance Plan also covers involuntary termination or resignation due to a change in control and subsequent diminution of responsibilities or compensation.

In 2007, our Chief Financial Officer had in effect a pre-existing severance agreement with the Company. The terms of this severance agreement are described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Additional information about our severance arrangements, including potential payments to our NEOs upon termination of employment or a change in control, can be found in the “Potential Payments Upon Termination or Change In Control” section of this proxy statement.

Determination of Perquisites	The Company provides selected executives with certain perquisites that are market-competitive. All NEOs receive a car allowance or car lease, executive medical coverage, financial planning services and tax preparation services. Those NEOs who maintain a residence in Bermuda at the request of the Company also receive a car maintenance allowance, a housing allowance and a Company-paid country-club membership. The Company provides these perquisites to remain competitive with other companies, particularly those vying for Bermuda-based executive talent, and these perquisites are viewed as both enabling the Company to effectively compete for executive talent and having retention value. The Compensation Committee reviews executive perquisites annually as part of the annual compensation review process.

CEO Compensation	The CEO’s Total Direct Compensation is determined by the Compensation Committee with advice from Cook & Co. and is based on the financial performance of the Company, achievement of non-financial strategic objectives, and his individual performance.

CFO Compensation	The CFO’s Total Direct Compensation is recommended by the CEO, and approved or modified by the Compensation Committee, based on overall Company performance and the CFO’s individual performance.

Dowd Compensation	Mr. Dowd’s Total Direct Compensation is recommended by the CEO, and approved or modified by the Compensation Committee, based on overall Company performance, the performance of the operating units under Mr. Dowd’s management, and Mr. Dowd’s individual performance.

Keogh Compensation	Mr. Keogh’s Total Direct Compensation is recommended by the CEO, and approved or modified by the Compensation Committee, based on overall Company performance, the performance of the operating units under Mr. Keogh’s management, and Mr. Keogh’s individual performance.

Cusumano Compensation	Mr. Cusumano’s Total Direct Compensation is recommended by the CEO, and approved or modified by the Compensation Committee, based on overall Company performance and Mr. Cusumano’s individual performance.

Conclusion	In making its final compensation decisions in February 2009 with respect to the NEOs, the Compensation Committee reviewed all components of compensation. Among other things, the Compensation Committee considered cash compensation including base salary and bonus, and annual long-term equity awards (which include stock options valued in accordance with the Black Scholes method, and restricted stock and performance based stock valued at the closing market price at the date of grant). These key compensation components are set forth below:

Name	Title/Business Unit	Annual Base Salary	Annual Cash Bonus	Annual Long Term Incentive Equity Award	Total Direct Compensation
Evan G. Greenberg	President & CEO	$1,200,000	$2,900,000	$7,450,000	$11,550,000

Philip V. Bancroft	Chief Financial Officer	$670,000	$720,000	$1,490,000	$2,880,000

Robert Cusumano	General Counsel & Secretary	$515,000	$560,000	$1,065,000	$2,140,000

Brian E. Dowd	Chairman & CEO, ACE USA	$700,000	$880,000	$1,955,000	$3,535,000

John W. Keogh	CEO – ACE Overseas General	$675,000	$750,000	$1,700,000	$3,125,000

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 and this proxy statement.

The foregoing report has been approved by all members of the Committee.

John A. Krol, Chairman

Mary A. Cirillo

Robert M. Hernandez

Thomas J. Neff

Dermot F. Smurfit

Olivier Steimer

Summary Compensation Table

The following table sets forth compensation for 2008, 2007 and 2006 for our NEOs.

Name and Principal Position	Year	Salary		Bonus		Stock Awards (1)		Option Awards (2)		All Other Compensation (3)		Total
Evan G. Greenberg, President and Chief Executive Officer, ACE Limited	2008 2007 2006	$ $ $	1,200,000 1,200,000 1,000,000	$ $ $	2,900,000 4,200,000 3,600,000	$ $ $	5,342,501 4,652,757 3,864,018	$ $ $	2,874,204 2,675,070 2,147,701	$ $ $	1,382,335 1,250,405 1,221,754	$ $ $	13,699,040 13,978,232 11,833,473

Philip V. Bancroft, Chief Financial Officer, ACE Limited	2008 2007 2006	$ $ $	670,000 670,000 670,000	$ $ $	720,000 900,000 680,000	$ $ $	1,278,255 1,091,338 1,031,017	$ $ $	359,844 305,266 274,577	$ $ $	547,244 543,912 548,062	$ $ $	3,575,343 3,510,516 3,203,656

Robert Cusumano, General Counsel and Secretary, ACE Limited	2008 2007 2006	$ $ $	515,000 515,000 500,000	$ $ $	560,000 700,000 600,000	$ $ $	829,903 660,615 392,102	$ $ $	265,362 220,851 147,059	$ $ $	501,180 492,175 472,668	$ $ $	2,671,445 2,588,641 2,111,829

Brian E. Dowd, Chief Executive Officer, Insurance—North America	2008 2007 2006	$ $ $	700,000 700,000 625,000	$ $ $	880,000 1,250,000 950,000	$ $ $	1,502,509 1,268,436 1,049,213	$ $ $	883,588 812,501 778,634	$ $ $	221,656 312,017 200,984	$ $ $	4,187,753 4,342,954 3,603,831

John W. Keogh, (4) Chief Executive Officer, ACE Overseas General	2008 2007	$ $	675,000 625,000	$ $	750,000 900,000	$ $	1,056,917 619,737	$ $	352,684 209,743	$ $	167,463 53,544	$ $	3,002,064 2,408,024

(1)	This column discloses the expense recognized in 2008 in accordance with FAS 123R for restricted stock awarded in 2008 and prior years. This column includes time-based and performance-based restricted stock. For information on performance targets and vesting, see “Compensation Discussion and Analysis—Performance-Based Restricted Stock Vesting.” For valuation assumptions used to compute such expense, see footnote 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. Additional detail regarding restricted stock awards made in 2008 is provided in the Grants of Plan-Based Awards table elsewhere in this proxy statement.

(2)	This column discloses the expense recognized in 2008 in accordance with FAS 123R for stock options awarded in 2008 and prior years. For valuation assumptions used to compute such expense, see footnote 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. Additional detail regarding stock option awards made in 2008 is provided in the Grants of Plan-Based Awards table elsewhere in this proxy statement.

(3)	As detailed in the table below, this column includes:

•	Perquisites and other personal benefits

•	These consist of housing allowances, personal use of the Company aircraft and Company apartment, relocation expenses and miscellaneous other benefits, including interest forgiven on loans, club memberships, private drivers, financial planning, executive medical cover, car allowance or car lease, car maintenance allowance, cost of living allowance and long service awards.

•	Housing allowances are provided to Messrs. Greenberg, Bancroft and Cusumano because these individuals maintain residences in Bermuda at the request of the Company.

•

We calculate our incremental cost for personal use of corporate aircraft based on our variable operating costs, including fuel, crew travel, landing/ramp fees, catering, international handling, global data communications and proportional share of lease costs. We include in this table amounts for personal use of corporate aircraft by all NEOs who make personal use of the corporate aircraft, although the Board of Directors required Mr. Greenberg to use corporate aircraft for all travel whenever practicable for security reasons. For all other NEOs, personal use of the corporate aircraft was limited to space available on normally scheduled management business flights.

•	The Company reimburses the NEOs for the following taxes (referred to in the table below as Tax Gross-Up):

•	In the case of the NEOs who received housing allowances, taxes incurred on housing allowances except for Mr. Bancroft.

•	In the case of Mr. Greenberg, taxes incurred on corporate aircraft use in 2006.

•

In the case of Mr. Dowd, taxes incurred on imputed income related to interest forgiven on a note and a one time discretionary bonus which was offered against the outstanding balance due under his loans to the Company in 2007 and 2006.

•

In the case of our Bermuda-based NEOs (that is, Messrs. Greenberg, Bancroft and Cusumano), taxes incurred due to the Company’s payment of such NEOs’ portion of Social Security and Medicare taxes, to which they are subject when they work within the United States, with Mr. Greenberg only receiving such payments in 2006.

•	Our contributions to retirement plans

•	These consist of discretionary and non-discretionary employer contributions for 2008. The discretionary employer contributions for 2008 have been calculated and will be paid in April 2009.

Name and Principal Position	Year	Housing Allowance		Private Jet Usage		Interest Forgiven on Loans		Misc. Other Benefits		Tax Gross-Up		Retirement Plan Contribution
Evan G. Greenberg	2008 2007 2006	$ $ $	264,000 264,000 264,000	$ $ $	309,977 230,653 279,280		— — —	$ $ $	7,197 14,334 29,155	$ $ $	148,839 165,167 214,668	$ $ $	652,322 576,251 434,651

Philip V. Bancroft	2008 2007 2006	$ $ $	216,000 216,000 216,000	$ $ $	326 1,046 2,553		— — —	$ $ $	94,058 88,839 38,498	$ $ $	21,638 50,627 113,212	$ $ $	215,222 187,400 177,800

Robert Cusumano	2008 2007 2006	$ $ $	212,500 204,000 204,000	$ $	— 2,233 10,748		— — —	$ $ $	31,748 36,983 27,420	$ $ $	89,037 95,316 90,500	$ $ $	167,895 153,643 140,000

Brian E. Dowd	2008 2007 2006		— — —	$ $ $	4,722 828 7,164	$ $	— 11,634 14,694	$ $ $	24,917 32,987 16,805	$ $	— 74,551 7,649	$ $ $	192,017 192,017 150,015

John W. Keogh	2008 2007		— —	$	— 2,631		— —	$ $	32,463 18,178		— —	$ $	135,000 32,735

(4)	Mr. Keogh was not an NEO in 2006.

Employment Arrangements

We employ Mr. Greenberg pursuant to an offer letter dated October 29, 2001 that provided for an annual salary and living allowance with an annual discretionary cash and long-term incentives. His base salary is annually adjusted as described in “Compensation Discussion and Analysis.” The offer letter also provided for customary executive benefits such as participation in our current benefit plans, a housing allowance, a car loan and allowance and a club membership.

We employ Mr. Bancroft pursuant to an offer letter dated October 31, 2001 that provided for an annual salary with an annual discretionary cash and long-term incentives. His base salary is adjusted annually as described in the “Compensation Discussion and Analysis.” The offer letter also provided for customary executive benefits such as participation in our current benefit plans, a housing allowance, a car loan and allowance and a club membership.

We employ Mr. Cusumano pursuant to an offer letter dated February 25, 2005 that provided for an annual compensation target of $2,000,000 with a base salary of $500,000 per year. His annual base salary is adjusted annually as described in the “Compensation Discussion and Analysis.” The offer letter provided for Mr. Cusumano to participate in our discretionary bonus program based on individual and Company performance. The offer letter also provided that Mr. Cusumano is eligible to participate in our long-term incentive plan, but at the discretion of the Board of Directors. Under the terms of the offer letter, Mr. Cusumano is eligible to participate in all benefit plans offered to our senior executive group and specified perquisites such as housing and car allowances and club dues.

We employ Mr. Keogh pursuant to an offer letter dated April 10, 2006 that provided for an annual compensation target in the range of $2,300,000 to $2,500,000, with a base salary of $575,000 per year. His annual base salary is adjusted annually as described in the “Compensation Discussion and Analysis.” The offer letter provided for Mr. Keogh to participate in our discretionary bonus program based on individual and Company performance, with a bonus target equal to 100 percent of base salary. The offer letter also provided that Mr. Keogh is eligible to participate in our long-term incentive plan, with awards at the discretion of the Board of Directors, but targeted at 200 percent to 250 percent of base salary. The offer letter provided for signing bonuses in 2006. Under the terms of the offer letter, Mr. Keogh is eligible to participate in all benefit plans offered to our senior executive group and specified perquisites such participation in the company-sponsored automobile program or car allowance.

In addition, in connection with the Company’s re-domestication to Switzerland, and for the sole purpose of documentation of work that is expected to be performed in Switzerland, the Company entered into employment agreements with Evan Greenberg, the Company’s Chairman and Chief Executive Officer, Philip Bancroft, the Company’s Chief Financial Officer, and Robert Cusumano, the Company’s General Counsel. These employment agreements did not change these officers’ responsibilities to the ACE group of companies or their aggregate compensation from the ACE group of companies. These employment agreements formally establish that the named executive officers who are parties thereto have responsibilities directly with ACE Limited as a Swiss company and will receive compensation specifically for work performed in Switzerland. These employment agreements specify that these officers (i) are employees of the Swiss parent company, (ii) shall receive compensation allocable to such employment agreement (as opposed to compensation allocable to their work for other ACE companies) that reflects 10% of the total compensation such named executive officer is currently receiving, and (iii) shall work a portion of their time in Switzerland for ACE Limited approximating 10% of their annual work calendar. The Company may use the same form of employment agreement for these officers to allocate a percentage of their salaries to other subsidiaries of the Company.

Employee Stock Purchase Plan

We maintain a broad-based employee stock purchase plan, which gives our eligible employees the right to purchase our Common Shares through payroll deductions at a purchase price that reflects a 15 percent discount to the market price of our Common Shares. No participant may purchase more than $25,000 in value of Common Shares under this plan in any calendar year. Messrs. Cusumano and Dowd participated in the employee stock purchase plan in 2008.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. These agreements are in furtherance of our Articles of Association which allow us to indemnify our directors and officers to the fullest extent permitted by law. The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of our directors or officers or is or was a director, officer, employee or agent of another entity at our request or relating to anything done or not done by the indemnitee in such a capacity, including indemnification relating to the government investigation of industry practices. The indemnification agreements provide for advancement of expenses. These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. The indemnification agreements set forth procedures relating to indemnification claims. To the extent we maintain general and/or directors’ and officers’ liability insurance, the agreements provide that the indemnitee shall be covered by such policies to the maximum extent of the coverage available for any of our directors or officers.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards to the NEOs during the calendar year ended December 31, 2008. Because the Compensation Committee made plan-based awards at its February 26, 2009 meeting which it intended as compensation for 2008, we have included those grants in this table along with grants made during 2008.

Name	Grant Date (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards; Number of Shares of Stock or Units (3)	All Other Option Awards; Number of Securities Underlying Options (4)	Exercise or Base Price of Option Award	Grant Date Fair Value of Equity Incentive Plan Awards (5)
		Target	Maximum
Evan G. Greenberg	February 26, 2009	62,880	125,760	62,880			$4,843,018
	February 26, 2009				169,280	$38.51	$2,437,632
	February 27, 2008	48,525	97,050	48,525			$5,850,174
	February 27, 2008				130,640	$60.28	$2,868,854

Philip V. Bancroft	February 26, 2009	9,580	19,160	19,450			$1,117,945
	February 26, 2009				24,190	$38.51	$348,336
	February 27, 2008	7,190	14,380	22,885			$1,812,921
	February 27, 2008				18,150	$60.28	$398,574

Robert Cusumano	February 26, 2009	6,850	13,700	13,890			$798,697
	February 26, 2009				17,290	$38.51	$248,976
	February 27, 2008	5,130	10,260	10,420			$937,354
	February 27, 2008				12,960	$60.28	$284,602

Brian E. Dowd	February 26, 2009	12,570	25,140	25,510			$1,466,461
	February 26, 2009				31,730	$38.51	$456,912
	February 27, 2008	9,440	18,880	19,180			$1,725,214
	February 27, 2008				23,850	$60.28	$523,746

John W. Keogh	February 26, 2009	10,930	21,860	22,190			$1,275,451
	February 26, 2009				27,590	$38.51	$397,296
	February 27, 2008	8,210	16,420	16,680			$1,500,369
	February 27, 2008				20,740	$60.28	$455,450

(1)	The Compensation Committee intended awards granted in February 2008 as compensation for 2007. Therefore, we also disclosed these awards in our 2008 proxy statement. As stated above, the Compensation Committee intended awards granted in February 2009 as compensation for 2008.

(2)	The terms of the performance awards, including the performance criteria for vesting, are described in “Compensation Discussion and Analysis—Performance-Based Restricted Stock Vesting.” The Target column of this table corresponds to Target Awards, and the Maximum column refers to the maximum possible Premium Awards. During the restricted period, the NEOs are entitled to vote both the time-based and performance-based restricted stock and to receive dividends.

(3)	Restricted stock vests on the first, second, third and fourth anniversary dates of the grant, except that 8,295 of restricted stock awarded to Mr. Bancroft in 2008 vest on the fifth anniversary of the grant date.

(4)	Stock options vest on the first, second and third anniversary dates of the grant.

(5)	This column discloses the aggregate grant date fair market value computed in accordance with FAS 123R. For all assumptions used in the valuation, see footnote 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
Evan G. Greenberg	100,000 40,000 250,000 100,000 80,000 — 140,000 72,400 44,666 —	— — — — — 100,000 — 36,200 89,334 130,640	$ $ $ $ $ $ $ $ $ $	36.40 43.90 27.57 32.58 43.56 41.50 44.48 56.40 56.14 60.28	11/15/2011 02/28/2012 02/27/2013 08/06/2013 02/25/2014 05/27/2014 02/23/2015 02/22/2016 02/28/2017 02/27/2018	148,800	$7,874,496	83,125	$4,398,975

Philip V. Bancroft	45,000 50,000 30,000 21,000 10,534 5,566 —	— — — — 5,266 11,134 18,150	$ $ $ $ $ $ $	38.45 27.57 43.56 44.48 56.40 56.14 60.28	12/03/2011 02/27/2013 02/25/2014 02/23/2015 02/22/2016 02/28/2017 02/27/2018	47,508	$2,514,123	13,324	$705,106

Robert Cusumano	10,000 7,400 4,453 —	— 3,700 8,907 12,960	$ $ $ $	39.93 56.40 56.14 60.28	04/01/2015 02/22/2016 02/28/2017 02/27/2018	25,681	$1,359,039	9,801	$518,669

Brian E. Dowd	16,500 85,000 28,000 27,000 22,000 11,066 7,420 —	— — — — — 105,534 14,840 23,850	$ $ $ $ $ $ $ $	36.30 43.90 27.57 43.56 44.48 56.40 56.14 60.28	02/22/2011 02/28/2012 02/27/2013 02/25/2014 02/23/2015 02/22/2016 02/28/2017 02/27/2018	48,186	$2,550,003	16,950	$896,994

John W. Keogh	2,475 4,639 —	3,087 9,281 20,740	$ $ $	54.08 56.14 60.28	05/01/2016 02/28/2017 02/27/2018	31,629	$1,673,807	11,345	$600,377

(1)	Based on the closing market price of our Common Shares on December 31, 2008 of $52.92 per share.

Contingent on continued employment and, in some circumstances, satisfaction of specified performance targets, the vesting dates for the awards described in the Outstanding Equity Awards at Fiscal Year-End table are as follows:

Name	Vest Date	Number of Securities Underlying Unexercised Options Unexercisable	Number of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (1)
Evan G. Greenberg	2/22/2009	36,200	15,125	5,050
	2/23/2009	—	14,000	5,750
	2/27/2009	43,546	12,132	12,132
	2/28/2009	44,667	18,675	6,250
	5/27/2009	100,000	—	—
	2/22/2010	—	15,125	5,050
	2/27/2010	43,547	12,131	12,131
	2/28/2010	44,668	18,675	6,250
	2/27/2011	43,547	12,131	12,131
	2/28/2011	—	18,675	6,250
	2/27/2012	—	12,131	12,131

Philip V. Bancroft	2/22/2009	5,267	3,550	1,188
	2/23/2009	—	6,250	—
	2/27/2009	6,050	3,647	1,797
	2/28/2009	5,567	3,757	1,252
	2/22/2010	—	3,550	1,188
	2/27/2010	6,050	3,647	1,797
	2/28/2010	5,567	3,758	1,253
	2/27/2011	6,050	3,648	1,798
	2/28/2011	—	3,758	1,253
	2/27/2012	—	3,648	1,798
	2/27/2013	—	8,295	—

Robert Cusumano	2/22/2009	3,700	2,494	831
	2/27/2009	4,320	2,605	1,282
	2/28/2009	4,453	3,007	1,002
	4/1/2009	—	1,250	—
	2/22/2010	—	2,494	832
	2/27/2010	4,320	2,605	1,282
	2/28/2010	4,453	3,008	1,003
	2/27/2011	4,320	2,605	1,283
	2/28/2011	—	3,008	1,003
	2/27/2012	—	2,605	1,283

Brian E. Dowd	2/22/2009	5,534	3,738	1,250
	2/23/2009	—	6,500	—
	2/27/2009	7,950	4,795	2,360
	2/28/2009	7,420	5,010	1,670
	2/22/2010	—	3,738	1,250
	2/27/2010	7,950	4,795	2,360
	2/28/2010	7,420	5,010	1,670
	2/22/2011	100,000	—	—
	2/22/2011	7,950	4,795	2,360
	2/28/2011	—	5,010	1,670
	2/27/2012	—	4,795	2,360

John W. Keogh	2/27/2009	6,913	4,170	2,052
	2/28/2009	4,640	3,133	1,045
	5/1/2009	3,087	2,775	—
	2/27/2010	6,913	4,170	2,052
	2/28/2010	4,640	3,133	1,045
	5/1/2010	—	2,775	—
	2/27/2011	6,914	4,170	2,053
	2/28/2011	—	3,133	1,045
	2/27/2012	—	4,170	2,053

(1)	The vesting date for the securities specified in this column is the later of (a) the “Vest Date” specified for such securities in this table and (b) the date when the Compensation Committee formally confirms vesting pursuant to the process further described in “Compensation Discussion and Analysis—Performance-Based Restricted Stock Vesting.” For additional information on performance measures, see footnote 2 to the Grant of Plan-Based Awards table.

Option Exercises and Stock Vested

The following table sets forth information concerning option exercises by, and vesting of restricted stock awards of, our NEOs during 2008.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Evan G. Greenberg	—		—	79,850	$4,703,883
Philip V. Bancroft	—		—	21,748	$1,275,481
Robert Cusumano	—		—	8,584	$504,629
Brian E. Dowd	15,000		$460,844	23,168	$1,359,405
John W. Keogh	3,698	(3)	$23,482	6,952	$416,672

(1)	The value of an option is the difference between (a) the fair market value of one of our Common Shares on the exercise date and (b) the exercise price of the option.
(2)	The value of a share of restricted stock upon vesting is the fair market value of one of our Common Shares on the vesting date.
(3)	Following the withholding of shares in payment of the exercise price and taxes, Mr. Keogh received a net of 388 shares upon such exercise of options.

Nonqualified Deferred Compensation

The following table sets forth information about nonqualified deferred compensation of our NEOs.

	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (4)
Evan G. Greenberg	$310,714	$620,914	$(909,011)	—	$4,092,048
Philip V. Bancroft	$80,400	$183,300	$(734,350)	—	$1,116,887
Robert Cusumano	$106,000	$137,707	$(298,950)	—	$445,488
Brian E. Dowd	$164,500	$173,898	$(934,010)	—	$2,304,184
John W. Keogh	$141,981	$110,423	$(98,649)	—	$319,100

(1)	The amounts shown in this column are also included in the Summary Compensation Table for 2008 in the Salary column.
(2)	The amounts shown in this column are also included in the Summary Compensation Table for 2008 in the All Other Compensation column.
(3)	The amounts shown in this column are not included in the Summary Compensation Table for 2008.
(4)	Of the totals shown in this column, the following amounts are also included in the Summary Compensation Table for 2008, 2007 and 2006: Evan G. Greenberg ($2,361,042), Philip V. Bancroft ($703,349), Robert Cusumano ($670,568), Brian E. Dowd ($876,023) and John W. Keogh ($357,562).

ACE Limited and ACE INA Holdings, Inc. sponsor a total of four nonqualified deferred compensation plans in which the NEOs participate. Four of these plans—The ACE Limited Supplemental Retirement Plan, The ACE Limited Elective Deferred Compensation Plan, The ACE USA Supplemental Employee Retirement Savings Plan, and The ACE USA Officers Deferred Compensation Plan—are unfunded nonqualified plans designed to benefit employees who are highly compensated or part of a select group of management. ACE Limited and ACE INA Holdings, Inc. set aside assets in rabbi trusts to fund the obligations under these four plans. The funding (inclusive of investment returns) of the rabbi trusts attempts to mirror the participants’ hypothetical investment choices made under each plan.

Participants in the ACE Limited and ACE USA Supplemental Plans may contribute to such plans only after their contributions to tax-qualified plans are capped under one or more Internal Revenue Code provisions. Participants in the ACE Limited or ACE USA Deferred Compensation Plans may defer additional amounts of salary or bonuses with deferred amounts credited to these plans. Up to 50 percent of salary and up to 100 percent of cash bonuses are eligible for deferral under the ACE USA Officers Deferred Compensation Plan, while the ACE Limited Elective Deferred Compensation Plan permits deferral of up to 100 percent of salary, minus payroll taxes and other payroll obligations, and up to 100 percent of cash bonuses. NEOs are not treated differently from other participants under these plans. Effective January 1, 2009, participation under the ACE Limited nonqualified plans has ceased on compensation paid for 2009 performance, due to the impact of Code section 457A. Certain Bermuda-based employees, among them NEOs, will participate under the ACE INA Holdings, Inc. nonqualified plans during 2009.

For more information on our nonqualified deferred compensation plans, see the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control–Non-Qualified Retirement Plans and Deferred Compensation Plans.”

Potential Payments Upon Termination or Change in Control

The table set forth below contains estimates of potential payments to each of our NEOs upon termination of employment or a change in control under current employment arrangements and other compensation programs, assuming the termination or change of control event occurred on December 31, 2008. Following the tables we have provided a brief description of such employment arrangements and other compensation programs.

Name	Cash Severance		Medical Continuation (1)		Retirement Plan Continuation (2)		Value of Accelerated & Continued Equity and Performance Awards (3)
Evan G. Greenberg Separation without cause Change in control Separation for cause Retirement Death or disability	$ $	9,533,333 14,252,333 — — —	$ $	42,489 63,733 — — —		— — — — —	$ $ $	9,528,603 13,415,471 — — 13,415,471

Philip V. Bancroft (4) Separation without cause Change in control Separation for cause Retirement Death or disability	$ $	1,340,000 1,340,000 — — —	$ $	52,087 52,087 — — —	$ $	160,800 160,800 — — —	$ $ $	1,938,671 1,938,671 — — 3,219,229

Robert Cusumano Separation without cause Change in control Separation for cause Retirement Death or disability		— — — — —		— — — — —		— — — — —	$ $	— 1,877,707 — — 1,877,707

Brian E. Dowd Separation without cause Change in control Separation for cause Retirement Death or disability		— — — — —		— — — — —		— — — — —	$ $	— 3,446,997 — — 3,446,997

John W. Keogh Separation without cause Change in control Separation for cause Retirement Death or disability	$ $	1,391,667 2,783,333 — — —	$ $	19,360 38,719 — — —		— — — — —	$ $ $	697,168 2,274,131 — — 2,274,131

(1)	The value of medical continuation benefits is based on the medical insurance premium rates payable by the Company and applicable to the NEOs as of year-end 2008.
(2)	The value of retirement plan continuation benefits is based on employer matching contributions (assuming maximum employee contributions) and employer non-discretionary contributions, in each case, in accordance with the relevant plans as in effect at year-end 2008.
(3)	Based on the closing market price of our Common Shares on December 31, 2008 of $52.92 per share.
(4)	Mr. Bancroft’s severance agreement provides that nothing in the agreement shall limit or replace the compensation or benefits payable to him, or otherwise adversely affect his rights, under any other benefit plan, program or agreement to which he is a party. Accordingly, the Value of Accelerated Equity and Performance Awards has been calculated for Mr. Bancroft based on the terms of the applicable awards, which are more generous in this regard than is Mr. Bancroft’s severance agreement.

Severance Plan

At the present time, our CEO and the Chief Executive Officer, ACE Overseas General are the only participants among NEOs in the Severance Plan. The plan is open to participation by the other NEOs, who have not elected to participate at this time. Under the Severance Plan, if we terminate a participant’s employment without cause, the participant will receive a lump sum cash payment equal to 200 percent, in the case of the CEO, and 100 percent, in the case of any other participant, of such officer’s current annual base salary and average of the bonuses paid for the prior three years. In addition, if we terminate employment without cause, the Severance Plan provides for:

•	continued vesting of equity-based compensation for two years in the case of the CEO, and one year in the case of any other participant;

•	continued exercisability of stock options for the earlier of three years or the option’s scheduled expiration date; and

•	continuation of health coverage for 24 months for the CEO and 12 months for any other participant.

In the event of a change in control, all equity-based compensation held by a participant in the Severance Plan will immediately vest. In addition, if we terminate the participant’s employment without cause or if the participant terminates his employment for good reason during the six-month period immediately before a change in control or during the two-year period immediately following a change in control, the Severance Plan provides for:

•

a lump sum cash payment equal to 299 percent in the case of CEO, and 200 percent in the case of any other participant, of the sum of the current annual base salary and average of the bonuses paid to the participant for the prior three years, plus pro rata annual bonus with respect to the year of separation;

•	continued exercisability of stock options for the earlier of three years or the option’s scheduled expiration date; and

•	continuation of health coverage for 36 months for the CEO and 24 months for any other participant.

All participants in the Severance Plan are required to sign a waiver and release to receive benefits and must agree to a 12-month non-competition period as well as an agreement not to solicit clients, customers or employees for specified periods ranging between 12 and 24 months.

A “change in control” under the Severance Plan occurs when:

•	any person becomes a beneficial owner of 50 percent or more of the voting stock of the Company;

•

the majority of the Board consists of persons other than directors in office on the effective date of the Severance Plan, who we refer to as the Incumbent Directors; provided that any person becoming a director after the effective date of the Severance Plan whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

•	the Company adopts any plan of liquidation providing for distribution of all or substantially all of its assets;

•

all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction, unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company; or

•

the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company. We exclude from this calculation the number of shares held by such shareholders, but not from the voting stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company.

A termination by the participant for good reason is generally deemed to occur if within 60 days prior to the separation date and without the participant’s consent, there is:

•	a material adverse diminution of the participant’s titles, authority, duties or responsibilities;

•	a reduction in the participant’s base salary or annual bonus opportunity; or

•	a failure by the Company to obtain the assumption in writing of its obligations under the Severance Plan by the Company’s successor in a change in control transaction.

Under certain circumstances, the Company is required to reimburse a plan participant for reasonable costs and expenses incurred by the participant in connection with a disputed claim.

If a participant becomes subject to a “golden parachute” excise tax, the Severance Plan provides for the reduction of the aggregate “parachute payment” if such reduction would result in the participant retaining an amount on an after-tax basis that is equal to or greater than the amount that the participant would have received if such excise tax did not apply.

The Severance Plan has been amended to comply with the requirements of Section 409A of the Internal Revenue Code.

Mr. Bancroft’s Severance Agreement

We have a severance agreement with Mr. Bancroft which provides him with severance benefits in the event that:

•	the Company involuntarily terminates his employment for other than cause, death or disability;

•	Mr. Bancroft resigns voluntarily due to a significant reduction in his responsibilities, compensation or a Company-required relocation;

•

a change in control occurs and the Company involuntarily terminates Mr. Bancroft’s employment or Mr. Bancroft voluntarily terminates his employment as described above within 6 months prior or 24 months after the change in control; or

•	the Company involuntarily terminates Mr. Bancroft’s employment or Mr. Bancroft voluntarily terminates his employment as described above during a threatened change in control.

Under these circumstances, Mr. Bancroft will be entitled to receive his current salary, and to participate in Company benefit plans, for 24 months. Restricted stock and options held by Mr. Bancroft at the time of such termination will continue to vest in accordance with the vesting schedule of the plan under which the award was made for 24 months following termination of employment, unless Mr. Bancroft commences new employment prior to the end of the 24-month period, in which case continued vesting shall cease on the date of his new employment. If tax counsel determines that the benefits under the severance agreement are excess parachute payments under the Internal Revenue Code generating excise tax liability, in some circumstances the benefits payable to Mr. Bancroft under the severance agreement will be reduced. Mr. Bancroft has agreed that while he is employed at the Company and for two years following his termination of employment, he will not attempt to induce any officer, employee, customer or client of the Company to terminate its association with the Company. If he breaches this agreement, the compensation and benefits to him shall cease.

A change in control under Mr. Bancroft’s severance agreement is generally deemed to occur when:

•	any person becomes the beneficial owner of 50 percent or more of the outstanding shares of the Company or 50 percent or more of the voting securities of the Company;

•

shareholders of the Company approve, and governmental consent is obtained, if necessary, for, a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction, unless the shareholders immediately prior to such transaction continue to represent at least 50 percent of the outstanding common stock of the Company or the surviving entity or parent or affiliate immediately after such transaction; or

•

a majority of the Board consists of persons other than directors in office on the effective date of the agreement, to whom we refer as the Incumbent Board; provided that any person becoming a director after the effective date of the agreement whose election or nomination was approved by at least a majority of the Incumbent Board shall be considered to be part of the Incumbent Board.

A resignation with “good reason” under Mr. Bancroft’s severance agreement means a resignation due to:

•

a significant reduction of the employee’s responsibilities, title or status resulting from a formal change in such title or status or from the assignment to the employee of any duties inconsistent with his title, duties or responsibilities; or

•	a reduction in the employee’s compensation or benefits.

Non-Qualified Retirement Plans and Deferred Compensation Plans

All the NEOs participate in one or more non-qualified defined contribution retirement plans or deferred compensation plans through an ACE employer. Under the ACE Limited Elective Deferred Compensation Plan, as amended to comply with Internal Revenue Code section 409A, a change in control is a distributable event. A change in control under the current provisions of the other plans discussed below will not result in a distributable event in and of itself. Further, whether an NEO’s termination is with or without cause does not impact entitlement to benefits under the ACE Limited Elective Deferred Compensation Plan or the other plans. Below is an overview of each plan.

The ACE Limited Supplemental Retirement Plan is a non-qualified retirement plan for higher-paid employees who are United States citizens or permanent residents. Contributions to this plan are made where Internal Revenue Code provisions limit the amount of contributions that these employees may make or have made on their behalf to the qualified ACE Limited Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, non-discretionary 6 percent employer contribution and any discretionary employer contributions that would have been made under the ACE Limited Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. A participant does not vest in the employer contributions under this supplemental plan until he or she has completed one year of service. The plan provides for distributions following the year the participant has terminated employment and attained age 55. However, for amounts subject to Internal Revenue Code section 409A, distributions will be made in the year following termination of employment, regardless of the participant’s age. Effective January 1, 2009, contributions cease for services performed in 2009 or later.

The ACE Limited Elective Deferred Compensation Plan is a deferred compensation plan for employees who are United States citizens or permanent residents that permits them to defer the receipt of a portion of their compensation. The plan also credits contributions that would have been made to the ACE Limited Employee Retirement Plan, the ACE Limited Supplemental Retirement Plan or the NPS Plan if the employee had received the compensation rather than electing to defer it, subject to the same vesting period as those plans. Participants generally receive distribution of their plan account balance in a lump sum upon termination of employment. Participants may instead elect to receive distributions at a specified date while still employed or at termination of employment, and they may elect whether they want to receive a lump sum or periodic payments. Participants make the election regarding form and time of payment at the same time that they elect to defer compensation. Participants may elect a different distribution date and payment form each time they elect to defer compensation, and the new date and payment form will apply to the compensation which is the subject of the new deferral election. The plan requires payment to be made to a participant in a lump sum upon the participant’s death or disability, as defined under the plan, overriding any other election made under the plan. For plan amounts subject to Internal Revenue Code section 409A, the plan requires distributions to be made upon a change in control regardless of the participants’ distribution elections and regardless of whether the participant’s employment has terminated. Under the plan, a change in control occurs when a majority of the members of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board of Directors prior to the date of the appointment or election. In addition, a change in control occurs when any of the following events occurs with respect to an ACE company which either employs the participant, is obligated to make plan payments to the participant, or is either the majority shareholder or is in a chain of corporations comprising the majority shareholder of the ACE company:

•

any one person, or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation;

•

any one person, more than one person acting as a group, acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or

•

any one person, or more than one person acting as a group, acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Effective January 1, 2009, contributions cease for services performed in 2009 or later.

The ACE USA Supplemental Employee Retirement Savings Plan is a non-qualified retirement plan for a select group of employees who are generally higher paid. Contributions to this plan are made where Internal Revenue Code provisions limit the contributions of these employees under one or both U.S. qualified plans, the ACE USA Employee Retirement Savings Plan and the ACE USA Basic Employee Retirement Savings Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and any discretionary employer contributions that would have been made under the ACE USA

Employee Retirement Savings Plan and the non-discretionary 6 percent employer contribution that would have been made under the ACE USA Basic Employee Retirement Savings Plan but for the limits imposed by the Internal Revenue Code. A participant does not vest in the employer contributions under this supplemental plan until he or she has completed two years of service. The plan does not permit distributions until a participant terminates employment, and the plan generally makes the distribution in January of the year following the participant’s termination of employment, subject to restrictions imposed by Internal Revenue Code section 409A. The plan makes distributions to a participant after termination of employment, regardless of the age of the participant or reason for termination. ACE makes employer contributions once each year for participants employed on December 31. Effective January 1, 2009, Bermuda-based employees who are also employed by a United States employer participate in the Plan.

The ACE USA Officers Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of employees who are generally higher paid that permits them to defer the receipt of a portion of their compensation. The plan also credits employer contributions that would have been made or credited to the ACE USA Employee Retirement Savings Plan, the ACE USA Basic Employee Retirement Savings Plan, or the ACE USA Supplemental Employee Retirement Plan if the employee had received the compensation rather than electing to defer it, subject to the same vesting period as those plans. Participants generally elect the time and form of payment at the same time that they elect to defer compensation. Participants may elect to receive distributions at a specified date or at termination of employment. Participants may elect to receive distributions in the form of a lump sum or periodic payments. Participants may elect a different distribution date and form of payment each time they elect to defer compensation, and the new date and payment form will apply to the compensation which is the subject of the new deferral election. For plan amounts subject to Internal Revenue Code section 409A, the plan imposes additional requirements on the time and form of payments. ACE makes employer contributions once each year for participants employed on December 31.

Long-Term Incentive Plans

All the NEOs participate in one or more long-term incentive plans. Awards under the equity plans are generally subject to vesting, as set by the Compensation Committee as a part of each award. In general, the awards vest and are exercisable, where applicable, without regard to whether the NEO’s termination is considered with or without cause.

Upon termination of employment due to death or disability, all options and awards vest. An NEO is disabled for purposes of accelerating vesting when the NEO is determined to be disabled under the relevant employer-sponsored long-term disability plan. If the NEO is not eligible to participate in an employer-sponsored disability plan, this determination is made by the Compensation Committee applying standards similar to those applied under a disability plan. In making these determinations, the definition of disability is modified, where necessary, to comply with Code section 409A.

Upon a change in control before the NEO has terminated employment, options vest and become immediately exercisable. Restricted stock and restricted stock units likewise immediately vest upon a change in control, as defined below, before termination of employment.

Generally, incentive stock options must be exercised within three months of the date of termination of employment. Upon termination of employment due to death or disability, the exercise period is extended to one year following the termination of employment. Upon retirement, the exercise period for the retiree is extended so that the termination is deemed to have occurred on the ten-year anniversary of the option grant date or, if earlier, the date of the retiree’s death. In addition, for employees who meet certain criteria, unvested awards will continue to vest after retirement. To qualify for continued vesting, employees must be at least age 62 with ten or more years of service, retire in good standing and sign an agreement and release as presented by the Company.

For purposes of these plans, change in control means:

•

any person, as such term is used in Sections 3(a)(9) and 13(d) of the United States Securities Exchange Act of 1934, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under that act, of 50 percent or more of the voting stock, as defined below, of ACE;

•

the majority of the Board consists of individuals other than incumbent directors, which term means the members of the Board on the effective date of the change in control; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the incumbent directors shall be considered to be an incumbent director;

•	ACE adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

•

all or substantially all of the assets or business of ACE is disposed of pursuant to a merger, consolidation or other transaction, unless the shareholders of ACE immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of ACE, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of ACE; or

•

ACE combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of ACE immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company, there being excluded from the number of shares held by such shareholders, but not from the voting stock of the combined company, any shares received by affiliates, as defined below, of such other company in exchange for stock of such other company.

For the purpose of this definition of change in control, an affiliate of a person or other entity means a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified. Voting stock means capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation. When determining if a change in control has occurred, where necessary, the definition of change in control is modified to comply with Code section 409A.

Director Compensation

The following table sets forth information concerning director compensation paid or, in the case of restricted stock units, earned in 2008.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Michael G. Atieh (3)	$—	$253,131	$10,000	$263,131
Mary A. Cirillo (4)	$—	$221,127	$10,000	$231,127
Bruce L. Crockett (5)	$93,334	$162,811	—	$256,145
Robert M. Hernandez	$140,000	$146,839	$10,000	$296,839
John A. Krol	$110,834	$138,375	$9,450	$258,659
Peter Menikoff (6)	$—	$261,193	$10,000	$271,193
Leo Mullin	$91,438	$111,978	$10,000	$213,417
Thomas J. Neff (7)	$—	$247,960	$10,000	$257,960
Robert Ripp	$122,500	$150,038	$10,000	$282,538
Dermot F. Smurfit	$99,166	$137,454	$9,158	$245,778
Olivier Steimer	$32,736	$53,217	—	$85,953
Gary M. Stuart	$105,000	$151,322	$10,000	$266,322

(1)

This column reflects restricted stock units earned during 2008. These restricted stock units were awarded at our 2008 Annual General Meeting. They were originally scheduled to vest at the 2009 Annual General Meeting, but the vesting schedule was amended as permitted under applicable IRS tax guidance and these units vested as of December 31, 2008. Common Shares will be issued for stock units six months after a director’s termination from the Board. The grant date fair value of the restricted stock units for each director is as follows: Mr. Atieh ($262,298), Ms. Cirillo ($230,294), Mr. Crockett ($171,977), Mr. Hernandez ($156,186), Mr. Krol ($147,542), Mr. Menikoff ($270,360), Mr. Mullin ($139,227) Mr. Neff ($257,127), Mr. Ripp ($159,205), Mr. Smurfit ($146,620), Mr. Steimer ($137,383) and Mr. Stuart ($160,488). The number of vested stock units and associated dividend reinvestment accruals that each director held at December 31, 2008 was: Mr. Atieh (27,484), Ms. Cirillo (11,444), Mr. Crockett (25,790), Mr. Hernandez (20,083), Mr. Krol (12,216), Mr. Menikoff (44,120), Mr. Mullin (4,486), Mr. Neff (36,388), Mr. Ripp (23,058), Mr. Smurfit (11,358), Mr. Steimer (2,772) and Mr. Stuart (24,251).

(2)	Other annual compensation includes our matching contribution program for non-management directors pursuant to which we match director charitable contributions to registered charities, churches and other places of worship or schools up to a maximum of $10,000 per year.

(3)	Included in Mr. Atieh’s stock awards are the following amounts which were paid in stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which he received 1,625.36 restricted stock units and two committee retainer fees of $10,000 each for which he received 406.34 restricted stock units.

(4)	Included in Ms. Cirillo’s stock awards are the following amounts which were paid in stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which she received 1,625.36 restricted stock units and a committee retainer fee of $5,000 for which she received 101.58 restricted stock units.

(5)	Included in Mr. Crockett’s stock awards is a committee retainer fee of $10,000 which was paid in 203.17 restricted stock units, rather than cash, at the election of the director.

(6)	Included in Mr. Menikoff’s stock awards are the following amounts which were paid in stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which he received 1,625.36 restricted stock units and a committee retainer fee of $10,000 for which he received 203.17 restricted stock units.

(7)	Included in Mr. Neff’s stock awards are the following amounts which was paid in stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which he received 1,625.36 restricted stock units and a committee retainer fee of $5,000 for which he received 101.59 restricted stock units.

Our non-management directors receive $220,000 per year for their service as directors. We pay $140,000 of this fee in the form of restricted stock units, based on the fair market value of our Common Shares at the date of award. These stock units are awarded at the Annual General Meeting and vest at the next Annual General Meeting. We pay the remaining $80,000 of the annual fee to directors in cash quarterly. Committee chairmen receive committee chair retainers as follows: Audit Committee—$25,000; Compensation Committee—$15,000; and other committees—$10,000.

The Lead Director receives a retainer of $25,000, which is in addition to any retainer received as a committee chairman. All members of the Audit Committee, other than the chairman, receive a premium of $10,000 per year and all members of the Compensation Committee, other than the chairman, receive a premium of $5,000 per year. Directors are not paid fees for attending regular Board or committee meetings but, at the discretion of the Chairman of the Board and the Lead Director, we may pay an additional $2,000 fee for each special meeting attended by telephone and $3,000 for each special meeting attended in person. We pay the retainers for committee chairmanships and Lead Director, and premiums for Audit or Compensation Committee service and special Board meeting fees quarterly in cash.

Directors may elect to receive all of their compensation, other than compensation for special meetings, in the form of stock units issued on an annual basis. We will issue Common Shares for stock units six months after a director’s termination from the Board. Until we issue such Common Shares, the director may not sell or transfer the stock units awarded to them. When we pay dividends on our stock, we will issue stock units to directors equivalent in value to the dividend payments that they would have received if they held stock rather than stock units.

In addition to the above described compensation, we have a matching contribution program for non-management directors pursuant to which we will match director charitable contributions to registered charities, churches and other places of worship or schools up to a maximum of $10,000 per year.

Brian Duperreault received fees during the year ended December 31, 2008, totaling $4,950,000; Mr. Duperreault stepped down from the Board during 2008. No other compensation was paid to former directors nor did any former director receive any benefits in kind or waivers of claims during the year ended December 31, 2008.

Our Corporate Governance Guidelines specify our director equity ownership requirements. We award independent directors restricted stock units (which we refer to as “RSUs”), which are the functional equivalent of stock ownership. Such units are not transferable until 6 months after departure from the Board, and as a result, we mandate that independent directors accumulate the entirety of these awards through their tenure on the Board. The amount of such award is RSUs reflecting $140,000 of equity ownership per year. Thus, we mandate minimum equity ownership (based on stock price on date of award) of:

New director: $140,000

Three-year director: $420,000

Five-year director: $700,000

AUDIT COMMITTEE REPORT

The Audit Committee consists of six members of the Board of Directors, each of whom is independent of the Company and its management, within the meaning of the NYSE listing standards, and has been determined by the Board of Directors to be financially literate, as contemplated by the NYSE listing standards, and an “audit committee financial expert” within the meaning of the SEC’s rules.

The Audit Committee operates under our Organizational Regulations and a written charter approved by the Board of Directors, a copy of which is available on the Company’s website. As more fully described in the Organizational Regulations and charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and financial reporting process, the system of internal controls, the audit process, the performance of the Company’s internal auditors and the performance, qualification and independence of the Company’s independent registered public accounting firms, PricewaterhouseCoopers LLP and PricewaterhouseCoopers AG , which we refer to as PwC.

The Board of Directors and the management of the Company are responsible for establishing and maintaining adequate internal control over financial reporting. Pursuant to the SEC’s rules and regulations, internal control over financial reporting is a process designed by, or under the supervision of, the Company’s Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with generally accepted accounting principles. As of December 31, 2008, management has evaluated the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in “Internal Control-Integrated Framework,” issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission. Based on this evaluation, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2008. The Company’s management prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. The Company’s independent registered public accounting firm audits the Company’s year-end financial statements and reviews the interim financial statements. PwC audited the consolidated financial statements of the Company included in the annual report on Form 10-K and has issued an unqualified report on the fair presentation of the consolidated financial statements in accordance with US GAAP, and on the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2008. Further, PwC has audited the statutory financial statements of the Company and has issued an unqualified report that the accounting records and the statutory financial statements comply with Swiss law and the Company’s Articles of Association. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, the independent registered public accounting firm and other advisors.

The Audit Committee participated in five regularly scheduled meetings (one of which was telephonic) and four telephonic earnings discussions during the year ended December 31, 2008. The Audit Committee also participated in two sessions devoted to training (one of which was telephonic). Some Audit Committee members also participated in a training program sponsored by PwC.

At meetings in February, May, August and November, the Audit Committee met with the Chief Auditor (to review, among other matters, the overall scope and plans for the internal audits and the results and status of such audits); the Chief Actuary (to review, among other matters, loss reserve estimates and development and current activities of the Enterprise Risk Management committee, including risk accumulation information); management (to review, among other matters, the Company’s continuing progress in sustaining Sarbanes-Oxley requirements, activities of the Company’s internal financial re-engineering efforts, the status of budgeted and actual fees for audit and non-audit services performed by the independent registered public accounting firm, the status of recent developments concerning SEC reporting, statutory and GAAP financial accounting and reporting and taxation, and the activities of the Company’s internal Structured Transaction Review Committee); the Company’s independent registered public accounting firm (to review, among other matters, the overall scope and plans for the independent audits, the results of such audits and evaluation of critical accounting estimates and policies); and the Company’s General Counsel and Global Compliance and Business Ethics Officer (to review, among other things, compliance with the Company’s conflict of interest and ethics policies, legal and regulatory compliance matters and the Company’s Code of Conduct). Also at meetings in February, May, August and November, the Audit Committee met in executive session (that is, without management present) with representatives of the Company’s independent registered public accounting firm and also with the Company’s Chief Auditor, in each case to discuss the results of their examinations and their evaluations of the Company’s internal controls and overall financial reporting. The Audit Committee also regularly met in separate executive sessions with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel and Global Compliance and Business Ethics Officer. At our February meeting, the annual financial statements, including Management’s Discussion and Analysis in our Form 10-K, were reviewed and discussed with management and the independent registered public accounting firm. At the February meeting, the audit committee met with external independent actuaries to review, among other things, their annual independent assessment of the company’s loss reserves.

The Audit Committee had four telephonic discussions with management and the Company’s independent registered public accounting firm at which the Company’s quarterly financial results were reviewed in advance of their public release. The committee also had a training session in 2008 devoted to Enterprise Risk Management and a telephonic session to conclude the training on Enterprise Risk Management. The Audit Committee discussed with PwC all the matters required to be discussed by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61 (“Communication with Audit Committees”). These discussions included:

•	the auditor’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting;

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•

disagreements, if any, with management over the application of accounting principles (of which there were none), the basis for management’s accounting estimates, and disclosures in the financial statements.

The Audit Committee reviewed all other material written communications between PwC and management.

The Audit Committee discussed with PwC their independence from the Company and management, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by the Company’s management, its internal auditors and its independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the December 31, 2008 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K and that such report, together with the audited statutory financial statements of ACE Limited, be included in the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2008.

The foregoing report has been approved by all members of the Audit Committee.

Robert Ripp, Chairman

Michael G. Atieh

Bruce L. Crockett

Peter Menikoff

Leo F. Mullin

Gary M. Stuart

SHAREHOLDER SUBMITTED AGENDA ITEMS FOR 2010 ANNUAL MEETING

How Do I Submit an Additional Agenda Item for Inclusion in Next Year’s Proxy Material?

If you wish to submit an additional agenda item to be considered for inclusion in the proxy material for the next annual meeting, please send it to the Corporate Secretary, ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland. Under the SEC’s rules, proposed agenda items must be received no later than December [            ], 2009 unless due to a meeting date change we indicate an earlier deadline in a Quarterly Report on Form 10-Q and otherwise comply with the requirements of the SEC to be eligible for inclusion in the Company’s 2010 Annual General Meeting proxy statement and form of proxy.

Under Swiss law, one or more shareholders of record owning registered shares with an aggregate nominal value of CHF 1,000,000 or more can ask an item to be put on the agenda of a shareholders’ meeting. The request must be made at least 45 days prior to the shareholders meeting. Any such requests should be sent to the Corporate Secretary, ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland. However, any such requests received after December [            ], 2009 may not be eligible for inclusion in the proxy material for the 2010 annual general meeting.

How Do I Submit an Additional Item for the Agenda at an Annual Ordinary General Meeting?

Under Swiss law, one or more shareholders of record owning registered shares with an aggregate nominal value of CHF 1,000,000 or more can ask that an item be put on the agenda of a shareholders’ meeting. The request must be made at least 45 days prior to the shareholders meeting. Any such requests should be sent to the Corporate Secretary, ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland.

New proposals or motions with regard to existing agenda items are not subject to such restrictions and can be made at the meeting by each shareholder attending or represented.

OTHER MATTERS

Our Board of Directors does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting Investor Relations via telephone, facsimile or email at:

Telephone—(441) 299-9283;

Facsimile—(441) 292-8675; or

e-mail—investorrelations@acegroup.com.

You may also contact Investor Relations by mail at:

Investor Relations

ACE Limited

Bärengasse 32

CH-8001 Zurich, Switzerland.

EXHIBIT A

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

I. Introduction

To be considered independent, a director of the Company must meet all of the following Categorical Standards for Director Independence. In addition, a director who is a member of the Company’s Audit Committee must meet the heightened criteria set forth below in Section IV to be considered independent for the purposes of membership on the Audit Committee. These categorical standards may be amended from time to time by the Company’s Board of Directors.

Directors who do not meet these categorical standards for independence can also make valuable contributions to the Company and its Board of Directors by reason of their knowledge and experience.

In addition to meeting the standards set forth below, a director will not be considered independent unless the Board of Directors of the Company affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board of Directors shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. For this purpose, the Board does not need to reconsider relationships of the type described in Section III below if such relationships do not bar a determination of independence in accordance with Section III below.

II. Definitions

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When considering the application of the three year period referred to in each of paragraphs III.1 through III.5 below, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

The “Company” includes any subsidiary in its consolidated group.

III. Standards for Directors

The following standards have been established to determine whether a director of the Company is independent:

1.

A director is not independent if the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer[1], of the Company. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

1	For purposes of this paragraph III, the term “executive officer” has the same meaning specified for the term “officer” in Rule 16(a)-1(f) under the Securities Exchange Act of 1934. Rule 16a-1(f) defines “officer” as a company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policymaking function, or any other person who performs similar policy-making functions for the company. Officers of the company’s parent(s) or subsidiaries shall be deemed officers of the company if they perform such policy-making functions for the company.

2.	A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test.

3.	A director is not independent if: (A) the director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4.	A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

5.

A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.[2]

6.	A director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company and/or is, directly or indirectly, a security holder of the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

7.	Being a director, executive officer or employee, or having an immediate family member who is a director, executive officer or employee, of a company that purchases insurance, reinsurance or other services or products from the Company, by itself, does not bar a determination that the director is independent if the payments made to the Company for such products or services do not exceed the threshold set forth in paragraph III.5 above.

IV. Standards for Audit Committee Members

In addition to satisfying the criteria set forth in Section III above, directors who are members of the Company’s Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following criteria:

1.	A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, accept directly or indirectly

2	In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member. Contributions to tax exempt organizations shall not be considered “payments” for purposes of this test, provided, however, that the Company shall disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues.

any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

2.	A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.

3.	If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

EXHIBIT B

OPTIONAL INDEPENDENT PROXY FOR REGISTERED HOLDERS

B-1

ACE LIMITED

Bärengasse 32

CH-8001 Zurich, Switzerland

OPTIONAL INDEPENDENT PROXY FOR REGISTERED HOLDERS

The undersigned hereby appoints Mr. Claude Lambert, Homburger AG, as Independent Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the Common Shares of ACE Limited which the undersigned is entitled to vote at the Annual General Meeting to be held at 2:00 p.m. Central European time on May 20, 2009 at the Company’s offices at Bärengasse 32, CH-8001 Zurich Switzerland.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

If no other specific instructions are given, this proxy will be voted “FOR” each of the nominees for the Board listed in Agenda Item No. 1 and “FOR” each of Agenda Items 2-7 (including each subpart hereof). The Board of Directors of the Company recommends that you vote your shares “FOR” each of the nominees for the Board listed in Agenda Item No. 1 and “FOR” each of Agenda Items 2-7 (including each subpart hereof).

If a new agenda item or a new proposal for an existing agenda item is put forth before the Annual General Meeting and no other specific instructions are given, the Independent Proxy will vote in accordance with the position of the Board of Directors.

This form of proxy should be sent to Mr. Claude Lambert, Homburger AG, Weinbergstrasse 56/58, PO Box 194, CH-8042 Zurich, Switzerland for arrival no later than 12:00 noon Central European time, May 14, 2009. The method of delivery of this proxy is at your risk. Sufficient time should be allowed to ensure timely delivery.

In order for this proxy to be valid, you must sign the proxy exactly as your name appears on the share certificate(s) and you must include the control number indicated on the form of management proxy sent to you with the proxy statement, dated April [    ], 2009, with respect to the Annual General Meeting.

									Please mark your votes as indicated in this example		☒

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1.1 Election of Michael G. Atieh	☐	☐	☐	2.1 Approval of the annual report	☐	☐	☐	5. Amendment of Articles of Association relating to special auditor	☐	☐	☐

1.2 Election of Mary A. Cirillo	☐	☐	☐	2.2 Approval of the statutory financial statements of ACE Limited	☐	☐	☐	6.1 Election of PricewaterhouseCoopersAG (Zurich) as our statutory auditor until our next annual ordinary general meeting	☐	☐	☐

1.3 Election of Bruce L. Crockett	☐	☐	☐	2.3 Approval of the consolidated financial statements of ACE Limited	☐	☐	☐	6.2 Ratification of
  appointment of
  independent registered
  public accounting firm
  PricewaterhouseCoopers
  LLP (United States) for
  purposes of United States
  securities law reporting
  for the year ending
								December 31, 2009	☐	☐	☐
1.4 Election of Thomas J. Neff	☐	☐	☐	3. Allocation of disposable profit	☐	☐	☐

				4. Discharge of the Board of Directors	☐	☐	☐	6.3 Election of BDO Visura (Zurich) as special auditing firm until our next annual ordinary general meeting	☐	☐	☐

								7. Approval of the payment of a dividend in the form of a distribution through a reduction of the par value of our shares	☐	☐	☐

Control Number from Management Proxy:									AS RECOMMENDED BY THE BOARD OF DIRECTORS		WITHHOLD AUTHORITY
								If a new agenda item or a new proposal for an existing agenda item is put before the meeting.	☐		☐

If a new agenda item or a
new proposal for an existing
agenda item is put before the
meeting, and no other
specific instructions are
given, the independent proxy
will vote in accordance with
the position of the Board of
Directors.

Signature Signature Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

B-2

ACE LIMITED

Bärengasse 32

CH-8001 Zurich, Switzerland

April [    ], 2009

INVITATION AND PROXY STATEMENT

FOR THE 2009 ANNUAL GENERAL MEETING OF SHAREHOLDERS

ACE LIMITED

Bärengasse 32

CH-8001 Zurich, Switzerland

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Evan Greenberg, Philip Bancroft and Robert Cusumano as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Common Shares of ACE Limited which the undersigned is entitled to vote at the Annual General Meeting to be held at 2:00 p.m. Central European time on May 20, 2009 at the Company’s offices at Bärengasse 32, CH-8001 Zurich, Switzerland.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted “FOR” each of the nominees for the Board listed in Agenda Item No. 1 and “FOR” each of Agenda Items 2-7 (including each subpart hereof). The Board of Directors of the Company recommends that you vote your shares “FOR” each of the nominees for the Board listed in Agenda Item No. 1 and “FOR” each of Agenda Items 2-7 (including each subpart hereof).

(CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

PX44077

									Please mark your votes as indicated in this example		☒

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1 Election of Michael G. Atieh	☐	☐	☐	2.1 Approval of the annual report	☐	☐	☐	5. Amendment of Articles of Association relating to special auditor	☐	☐	☐
1.2 Election of Mary A. Cirillo	☐	☐	☐	2.2 Approval of the statutory financial statements of ACE Limited	☐	☐	☐	6.1 Election of PricewaterhouseCoopersAG (Zurich) as our statutory auditor until our next annual ordinary general meeting	☐	☐	☐
1.3 Election of Bruce L. Crockett	☐	☐	☐	2.3 Approval of the consolidated financial statements of ACE Limited	☐	☐	☐

6.2

Ratification of appointment of independent registered public accounting firm PricewaterhouseCoopers LLP (United States) for purposes of United States securities law reporting for the year ending December 31, 2009

									☐	☐	☐
1.4 Election of Thomas J. Neff	☐	☐	☐	3. Allocation of disposable profit	☐	☐	☐
				4. Discharge of the Board of Directors	☐	☐	☐	6.3 Election of BDO Visura (Zurich) as special auditing firm until our next annual ordinary general meeting	☐	☐	☐
								7. Approval of the payment of a dividend in the form of a distribution through a reduction of the par value of our shares	☐	☐	☐
If new proposals or new
agenda items are put before the meeting, the proxy will vote in accordance with the position of the Board of Directors.

						Mark Here for Address		☐
Charge or Comments SEE REVERSE

Signature					Signature				Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

▲ FOLD AND DETACH HERE ▲